Exhibit 10.1

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THIS DEED is made on 28 April 2010 and amended and restated on 23 April 2013

BETWEEN:

(1)	BASELL SALES & MARKETING COMPANY B.V., a company incorporated in The Netherlands, being a wholly-owned indirect subsidiary of the Parent and whose principal place of business is at Stationsplein 45, 3013 AK Rotterdam, The Netherlands, registered with the trade registry of the Chamber of Commerce of Amsterdam with registration number 34245062 (BSM in its capacities as a Seller, a Servicer, the Master Servicer and the Subordinated VLN Facility Provider);

(2)	LYONDELL CHEMIE NEDERLAND B.V., a company incorporated in The Netherlands being a wholly-owned indirect subsidiary of the Parent and whose principal place of business is at Stationsplein 45, 3013 AK Rotterdam, The Netherlands, registered with the trade registry of the Chamber of Commerce of Amsterdam with registration number 24314683 (LCN in its capacities as a Seller and a Servicer);

(3)	LYONDELLBASELL INDUSTRIES N.V., a company incorporated under the laws of The Netherlands whose principal place of business is at Stationsplein 45, 3013 AK Rotterdam, The Netherlands, registered with the trade registry of the Chamber of Commerce of Amsterdam with registration number 24473890 (the Parent);

(4)	BASELL POLYOLEFINS COLLECTIONS LIMITED, a company incorporated in the Republic of Ireland, registered in Ireland with the Companies Registration Office with number 405558, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the Master Purchaser and the Issuer);

(5)	CITIBANK, N.A., LONDON BRANCH a banking association incorporated in New York acting through its London branch at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the Funding Agent and the Receivables Purchaser Transaction Account Bank);

(6)	CITICORP TRUSTEE COMPANY LIMITED, a company incorporated in England and Wales with limited liability whose principal office is at 14th Floor, Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the Security Trustee);

(7)	TMF ADMINISTRATION SERVICES LIMITED, a company incorporated with limited liability in the Republic of Ireland, registered in Ireland with the Companies Registration Office with number 397522, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the Corporate Administrator);

(8)	THE PERSONS identified in Part A of Schedule 1 as Note Purchasers and Committed Purchasers; and

(9)	THE PERSONS identified in Part B of Schedule 1 as Note Purchasers and Uncommitted Purchasers;

(together the Parties).

BACKGROUND:

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The Sellers wish to sell and the Master Purchaser wishes to purchase Receivables, on the terms and subject to the conditions set out in the Master Receivables Purchase Agreement, to be funded by means of variable loan notes to be issued pursuant to the Variable Funding Agreement and the Subordinated VLN Facility Agreements.

In connection with the transactions each of the parties to this Deed will enter into the Transaction Documents to which it is a party on or about the date of this Deed (or the date this Deed is amended and restated as applicable) and each of the Parties wishes to record its agreement regarding the incorporation of the definitions, the interpretation of certain words and expressions, contained in Clause 2, and the provisions set out in Clauses 3 to 7 and Clauses 9 to 24, into the relevant Transaction Documents and the relevant Parties wish to enter into the obligations contained herein on the terms and subject to the conditions contained herein.

1. INTERPRETATION

1.1 Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in Clause 2 (as it may be amended, varied or supplemented from time to time with the consent of the Parties) and this Deed shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.10.

1.2 Where any Party from time to time acts in more than one capacity under a Transaction Document, the provisions of this Deed shall apply to it as though it were a separate party in each such capacity except insofar as they require it in one capacity to give any notice or information to itself in another capacity.

2. DEFINITIONS

2.1 In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall, except where the context otherwise requires and except where otherwise defined therein, have the following meanings:

2.2 No amendment of any provision of this Deed or consent to any departure by any Transaction Party therefrom shall be effective unless in writing and signed by the Funding Agent and (other than an amendment to correct a manifest error or is of a formal, minor or technical nature) with the prior written consent of all the Committed Purchasers (and, in respect of any amendment, also signed by the Master Purchaser, the Parent, the Sellers and the Servicers), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

2013 Closing Date means 23 April 2013;

Account Bank means each bank at which a Master Purchaser Account is maintained, as set out in the Ancillary Agreement, together with such other Eligible Institution or Eligible Institutions as may from time to time be approved in writing by the Funding Agent and notified to the Security Trustee;

Account Bank Agreements means the Receivables Purchaser Account Bank Agreement, the Master Purchaser Spanish Account Pledge, the Master Purchaser German Account Pledge, the Master Purchaser Italian Account Pledge and the Master Purchaser French Account Pledge;

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Accounting Change means the occurrence of any change in accounting standards, guidelines or interpretations or the issuance of any pronouncement or release by any accounting body or any other body charged with the promulgation or administration of accounting standards (including without limitation, the International Accounting Standards Board, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission) or the occurrence of any change in the interpretation or application of any accounting standard (whether by the auditors or regulators of any Affected Person or by any other person);

Advance Purchase Price has the meaning given to it in Clause 3.8 (Advance Purchase Price) of the Master Receivables Purchase Agreement;

Adverse Claim means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

Affected Person means any Noteholder, Note Purchaser, Funding Agent or Security Trustee, any Conduit Manager that is an Affiliate of any Committed Purchaser, or any Back-Up Conduit Support Provider that is either (i) in the case of a Back-Up Conduit Support Provider of any Conduit Purchaser other than Regency, an Affiliate of the related Committed Purchaser or (ii) in the case of a Back-Up Conduit Support Provider of Regency, HSBC Bank Plc or an Affiliate of HSBC Bank Plc;

Affiliate or affiliate means, as to any person (a) any person directly or indirectly controlling or controlled by, or under direct or indirect control with, such person and (b) in case of each Conduit Purchaser, the holder(s) or its capital stock or membership interest, as the case may be. A person shall be deemed to control another person for the purposes of this definition if such person possess, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise;

Aggregate Loss and Dilution Reserve means, as at any Determination Date, an amount equal to the product of:

(a)	the Aggregate Loss and Dilution Reserve Percentage on such date; multiplied by

(b)	the Net Receivables Pool Balance on such date;

Aggregate Loss and Dilution Reserve Percentage means, as of any Determination Date, the higher of:

(a)	the sum of:

(i)	the Loss Reserve Floor Percentage as of such date; and

(ii)	the Dilution Reserve Floor Percentage as of such Determination Date; or

(b)	the sum of:

(i)	the Dynamic Loss Reserve Percentage as of such date; and

(ii)	the Dynamic Dilution Reserve Percentage as of such Determination Date;

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Alternate Collection Agent means Ernst & Young LLP, or any such person or persons as may from time to time be appointed by the Master Purchaser to act as an alternate collection agent in respect of the Purchased Receivables in accordance with Clause 2.7 (Alternate Collection Agent) of the Servicing Agreement;

Alternate Rate means, in respect of a Note, a rate per annum, which shall at any time be equal to the rate of interest announced publicly by the relevant Note’s Noteholder (or in the case of a Conduit Purchaser, such Conduit Purchaser’s Conduit Manager) in London as that Noteholder’s offered rate for the applicable currency for the applicable period provided that if a Noteholder does not publicly announce such a rate, the Alternate Rate applicable to the Note held by that Noteholder shall be equal to the rate of interest announced publicly by Citibank in London as Citibank’s offered rate for the applicable currency for the applicable period;

Ancillary Agreement means the agreement identified as such dated 23 April 2013 between, among others, BSM, LCN, the Parent, the Master Purchaser, the Funding Agent and the Security Trustee;

Applicable Margin has the meaning given to it in the Ancillary Agreement;

Auditors means the auditors for the time being of the Master Purchaser;

Authorised Representative means officer(s) of the company who is/are duly authorised by the company to enter into the applicable document, notice or certificate, as the case maybe, in accordance with the constitutional documents and internal procedures of that company;

Back-Up Conduit Support Provider means any entity that provides credit or liquidity support to a Conduit Purchaser in relation to its participation under the Variable Funding Agreement;

BANA means Bank of America, N.A., London Branch;

BANA European Programme Limit means, subject to any increase agreed in accordance with Clause 7 (European Programme Limit Increase) of the Intercreditor and Indemnity Deed:

(a) (i)	prior to any transfer or syndication by BANA of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, EUR 90,000,000; and

(ii)	following any transfer or syndication by BANA of its rights and commitment under the Variable Funding Agreement following the 2013 Closing Date, such other amount as BANA may, in connection with such transfer or syndication notify in writing to the Master Purchaser, each Seller, the Security Trustee, any other Note Purchaser and the Funding Agent (provided that such other amount when aggregated with all other then applicable Note Purchaser Programme Limits and Third Party Note Purchaser European Programme Limits equals the then applicable European Programme Limit), in each case less an amount equal to the aggregate of any redemption amounts paid or which have become payable to BANA in respect of the mandatory redemption of Notes in accordance with Condition 4.3 of the applicable Notes, or

(b)	any other amount which is agreed in writing between the Sellers and Bank of America, N.A, London Branch in accordance with the Intercreditor and Indemnity Deed;

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BANA Proportion means 20 per cent. or, following any transfer or syndication, by Bank of America, N.A., London Branch or its Related Uncommitted Purchaser of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, such other percentage amount as Bank of America, N.A., London Branch or its Related Uncommitted Purchaser in connection with such transfer or syndication may notify in writing to the Master Purchaser, each Seller, the Security Trustee and the Funding Agent (provided that such other percentage when aggregated with (a) the then applicable Relevant Proportion of each other Note Purchaser and (b) the then applicable Third Party Note Purchaser Proportions, equals 100 per cent.);

Base Currency means Euro;

Billed Receivables means, on the relevant Purchase Date, a Receivable that has arisen under a Contract in respect of the sale of polyolefin, petrochemical, chemical and fuel products to an Obligor and in respect of which an Invoice has been issued on or prior to such Purchase Date (or it is a Receivable that arose on the relevant Purchase Date as an Unbilled Receivable which has subsequently, upon the issuance of an Invoice to an Obligor, become a Billed Receivable);

BSM means Basell Sales & Marketing Company B.V.;

BSM German Transfer Agreement means the German law governed Receivables transfer agreement dated 29 June 2006 as amended on or about 28 April 2010 by BSM and the Master Purchaser;

BSM Purchased Receivable means a Purchased Receivable which has been purchased or purported to have been purchased by the Master Purchaser from BSM pursuant to the Master Receivables Purchase Agreement;

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open for business in Dublin, London, New York and Amsterdam, and which is a TARGET Day;

CAFCO, LLC means CAFCO, LLC, a Delaware limited liability company, whose registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE19801, USA;

CAFCO, LLC Conduit Manager means Citibank;

Capital means the aggregate EUR Equivalent Principal Amount Outstanding under the Notes from time to time, provided that if such aggregate Principal Amount Outstanding of the Notes shall have been reduced by any payment by or on behalf of the Master Purchaser and such payment shall be rescinded or must be otherwise returned for any reason, the Capital shall be deemed to be increased by the amount so rescinded or required to be returned;

Cash Control Events means the occurrence of any of the following events:

(a)	any Servicer Default; or

(b)	any Termination Event; or

(c)	any Potential Default Situation; or

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(d)	at any time when the Parent fails to maintain a Corporate Rating of at least B- by S&P and at least B3 by Moody’s;

Cash Pooling Company or Cash Pooling Companies means, as appropriate, the company or companies notified in writing as such from time to time by the Master Servicer to the Funding Agent, the Note Purchasers and the Noteholders, being as at the 2013 Closing Date, LYB Finance Company B.V.; provided that if more than one such written notification is received then the Cash Pooling Company or Cash Pooling Companies will be the company or companies identified in the written notification received most recently by the Funding Agent;

Change of Control means the occurrence of any of the following:

(a)	the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding capital stock, membership interests and all other equity interests of each Servicer and each Seller free and clear of all Adverse Claims;

(b)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than the Parent or one of its Subsidiaries; or

(c)	the Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Parent, other than by virtue of the imposition of a holding company, or the reincorporation of the Parent in another jurisdiction, so long as the beneficial owners of the Voting Stock of the Parent immediately prior to such transaction hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter;

Citibank means Citibank, N.A., a national banking association incorporated in New York;

CHARTA, LLC means CHARTA, LLC, a Delaware limited liability company, whose registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE19801, USA;

CIESCO, LLC means CIESCO, LLC, a Delaware limited liability company, whose registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE19801, USA;

Citibank Committed Purchasers means each of Citibank and any other person who has become a party to the Variable Funding Agreement as a replacement (in whole or in part) to Citibank as a Committed Purchaser under the Variable Funding Agreement;

Citibank Conduit Manager means Citibank;

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Citibank Conduit Purchasers means each of CAFCO, LLC, CHARTA, LLC, CIESCO, LLC, and CRC FUNDING, LLC.

Citibank European Programme Limit means, subject to any increase agreed in accordance with Clause 7 (European Programme Limit Increase) of the Intercreditor and Indemnity Deed:

(a) (i)	prior to any transfer or syndication by any Citibank Conduit Purchaser or any Citibank Committed Purchaser of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, EUR 210,000,000; and

(ii)	following any transfer or syndication by any Citibank Conduit Purchaser or any Citibank Committed Purchaser of its rights and commitment under the Variable Funding Agreement following the 2013 Closing Date, such other amount as any Citibank Conduit Purchaser or any Citibank Committed Purchaser may, in connection with such transfer or syndication notify in writing to the Master Purchaser, each Seller, the Security Trustee, any other Note Purchaser and the Funding Agent (provided that such other amount when aggregated with all other then applicable Note Purchaser Programme Limits and Third Party Note Purchaser European Programme Limits equals the then applicable European Programme Limit), in each case less an amount equal to the aggregate of any redemption amounts paid or which have become payable to any Citibank Conduit Purchaser or any Citibank Committed Purchaser in respect of the mandatory redemption of Notes in accordance with Condition 4.3 of the applicable Notes, or

(b)	any other amount which is agreed in writing between the Sellers and Citibank in accordance with the Intercreditor and Indemnity Deed;

Citibank Proportion means 46 2/3rd per cent. or, following any transfer or syndication, by Citibank or its Related Uncommitted Purchaser of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, such other percentage amount as Citibank or its Related Uncommitted Purchaser in connection with such transfer or syndication may notify in writing to the Master Purchaser, each Seller, the Security Trustee and the Funding Agent (provided that such other percentage when aggregated with (a) the then applicable Relevant Proportion of each other Note Purchaser and (b) the then applicable Third Party Note Purchaser Proportions, equals 100 per cent.);

Collections means with respect to any Purchased Receivable, all cash collections and other cash proceeds of such Receivable received into the Master Purchaser Accounts during a Determination Period including, without limitation, all finance charges, if any, and cash proceeds of the Related Security with respect to such Receivable:

(a)	any amounts received from the Relevant Seller in respect of Deemed Collections of such Receivable;

(b)	following the occurrence of a Potential Default Situation which is continuing or at any other time when a Servicer’s Daily Report is being provided by the Servicers, on any Business Day, any amounts received from the Relevant Seller in respect of Deemed Collections;

(c)	prior to a Potential Default Situation or at any other time when a Servicer’s Determination Report is being provided by the Servicers, any amounts to be received from the Relevant Seller in respect of Deemed Collections on the following Settlement Date; and

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(d)	any purchase price paid to the Master Purchaser in respect of any sale by the Master Purchaser of any Purchased Receivable made in accordance with the Transaction Documents;

Commitment Fee means the unutilised commitment fee payable to the Committed Purchasers pursuant to clause 11.3 of the Variable Funding Agreement;

Commitment Fee Rate has the meaning given to that term in the Ancillary Agreement;

Committed Purchaser means a party listed in Part A of Schedule 1 (Committed Purchasers and Related Uncommitted Purchasers) to the Variable Funding Agreement in the column entitled “Committed Purchaser” and any Third Party Note Purchaser that has agreed to the transfer of all or any part of a Committed Purchaser’s commitments under the Variable Funding Agreement and any Note and any Committed Purchaser that has become a Noteholder and a Committed Purchaser under the Variable Funding Agreement;

Committed Purchaser Facility Termination Date means in relation to a Committed Purchaser:

(a)	the date that is the third anniversary of the 2013 Closing Date; and

(b)	thereafter, such later dates as may from time to time be agreed by the relevant Committed Purchaser in accordance with the terms of the Variable Funding Agreement;

Concentration Limit means the applicable limit calculated in accordance with Schedule 6 to this Deed;

Conduit Manager means in relation to a Conduit Purchaser, the bank or financial institution that manages that Conduit Purchaser;

Conduit Purchaser means a Purchaser that is an asset-backed commercial paper issuing conduit (whether issuing such commercial paper directly or indirectly through an issuing facility);

Condition and Conditions means, in relation to the Notes, the terms and conditions applicable to the Notes as set out in Schedule 3 (Terms and Conditions) to the Variable Funding Agreement;

Conditions Precedent means the conditions precedent set out in Clause 17 and Schedule 2 to this Deed;

Contract means a contract concluded between a Seller and an Obligor pursuant to which a Receivable arises whether on the terms of the General Terms and Conditions or a Model Sales Agreement or which is on terms which are not prejudicial to the transferability in accordance with the applicable Master Receivables Purchase Agreement or collectability of such Receivables;

Contractual Obligations means as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound;

Corporate Administrator means TMF Administration Services Limited in its capacity as such under the Corporate Services Agreement;

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Corporate Rating for any Person (other than the Parent), means the rating by S&P or Moody’s of such Person’s long-term public senior unsecured non-credit enhanced debt and for the Parent the corporate rating or if no corporate rating exists the senior unsecured debt rating;

Corporate Services Agreement means the agreement dated 29 July 2005 between the Master Purchaser, the Corporate Administrator and the Security Trustee;

CRC FUNDING, LLC means CRC FUNDING, LLC, a Delaware limited liability company, whose registered office is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE19801, USA;

Credit Agreement means the credit agreement dated 4 May 2012 between, amongst others, the Parent, LYB Americas Finance Company, Bank of America, N.A., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Securities LLC and Credit Suisse Securities (USA) LLC;

Credit Insurance Policy means any credit insurance policy held by a Seller with a Credit Insurer to cover the risk of the insolvency of any Obligor in respect of any Purchased Receivables;

Credit Insurer means any insurance company which issues a Credit Insurance Policy;

Currency Hedge Agreements means a currency swap or exchange agreement (including any sport or forward currency exchange agreement), currency exchange option or any other similar agreement, however denominated, entered into on behalf of a Note Purchaser for hedging purposes, as any of the foregoing may be amended, restated, supplemented or otherwise modified, from time to time;

Daily Asset Base means, on any day, the amount which is the product of A and B where:

A	is the aggregate of the Outstanding Balances of all Purchased Receivables minus Unapplied Cash or Unapplied Credit Notes as at close of business of the Sellers on the immediately preceding Business Day; and

B	is the Daily Percentage;

Daily Available Excess Collections Amount means, on any day, the amount standing to the credit of the Daily Sweep Receivables Purchaser Transaction Accounts at the opening of business on that day, after deducting the amount referred to in Clause 3.3 (a) of the Master Purchaser Receivables Purchase Agreement (such amounts being the EUR PoP Reserve Amounts and the US$ PoP Reserve Amounts), which is available for the payment of Initial Purchase Price and Advance Purchase Price which is due on that day;

Daily Capital Amount means, on any day, an amount equal to A minus B where:

A	is the outstanding principal amount of the Notes on that day; and

B	is the Daily Available Excess Collections Amount on that day;

Daily Excess Amount means, on any day, the amount (if any) by which the Daily Asset Base exceeds the Daily Capital Amount;

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Daily Percentage means, on any day, the amount calculated by dividing A by B, expressed as a percentage, where:

A	is the outstanding principal amount of the Notes on the immediately preceding Settlement Date (after taking account of any amount advanced or repaid in respect of the Notes on that Settlement Date); and

B	is the aggregate of the Outstanding Balances of all Purchased Receivables minus Unapplied Cash or Unapplied Credit Notes as at the immediately preceding Determination Date;

Daily Shortfall Amount means, on any day, the amount (if any) by which the Daily Capital Amount exceeds the Daily Asset Base;

Daily Sweep Receivables Purchaser EUR Transaction Account has the meaning specified in the definition of Receivables Purchaser EUR Transaction Accounts;

Daily Sweep Receivables Purchaser GBP Transaction Account has the meaning specified in the definition of Receivables Purchaser GBP Transaction Accounts;

Daily Sweep Receivables Purchaser Transaction Accounts means the Daily Sweep Receivables Purchaser EUR Transaction Account, and the Daily Sweep Receivables Purchaser GBP Transaction Account and the Daily Sweep Receivables Purchaser US$ Transaction Account;

Daily Sweep Receivables Purchaser US$ Transaction Account has the meaning specified in the definition of Receivables Purchaser US$ Transaction Accounts;

Day Sales Outstanding Ratio means the product, being an amount in days, of:

A	x 30
B

where:

A	is the Outstanding Balance of Purchased Receivables (in EUR or EUR Equivalent) minus any Unapplied Cash and the Unapplied Credit Note as of the last day of the most recent Determination Period; and

B	is the aggregate sales (in EUR or EUR Equivalent) (determined as at the last day of the most recent Determination Period) during the most recent Determination Period;

Debt means:

(a)	indebtedness for borrowed money;

(b)	obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)	obligations to pay the deferred purchase price of property or services;

(d)	obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and

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(e)	obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in (a) to (d) above;

Deeds of Amendment and Restatement means:

(a)	the deed of amendment and restatement to the Servicing Agreement dated on or about the date of this Deed;

(b)	the deed of amendment, restatement and accession to the Framework Deed dated on or about the date of this Deed;

(c)	the deed of amendment, accession and restatement to the Intercreditor and Indemnity Deed dated on or about the date of this Deed;

(d)	the deed of amendment and restatement to the Deed of Charge dated on or about the date of this Deed;

(e)	the deed of amendment and restatement to the Variable Funding Agreement dated on or about the date of this Deed;

(f)	the deed of amendment and restatement to the Master Receivables Purchase Agreement dated on or about the date of this Deed;

(g)	the deed of amended and restatement to the EUR Subordinated VLN Facility Agreement dated on or about of the date of this Deed; and

(h)	the deed of amended and restatement to the US$ Subordinated VLN Facility Agreement dated on or about of the date of this Deed;

Deed of Termination and Release means the deed of termination and release between, amongst others, the Sellers, the Funding Agent, the Security Trustee and the Servicers, dated 23 April 2013;

Deemed Collections means any amounts paid by BSM or LCN to the Master Purchaser pursuant to Clauses 4.2 (Repurchase of Credit Insured Receivables), 8.1 (Non-conforming Receivables) or 8.2 (Dilutions) of the Master Receivables Purchase Agreement;

Defaulted Overdue Credit Note means any credit note which has been created in accordance with the Sellers’ Credit and Collection Procedures in respect of Purchased Receivables which are more than 90 days but equal to or less than 120 days past their Due Date and which credit note has itself been in existence for a period of more than 90 days but equal to or less than 120 days;

Default Rate means, for any Interest Period, the applicable Reference Rate plus two per cent;

Default Ratio or Loss Ratio means, as at any Determination Date, the fraction (expressed as a percentage) calculated as:

(a)	the sum of:

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(i)	the aggregate of the EUR Equivalent of the Outstanding Balance of all Defaulted Receivables that were more than 90 days past their Due Date but equal to or less than 120 days past their Due Date less the aggregate EUR Equivalent amount of Defaulted Overdue Credit Notes in respect of such Purchased Receivables as at such Determination Date; plus

(ii)	the aggregate of the EUR Equivalent of the Outstanding Balance of all Defaulted Receivables that were less than or equal to 90 days past their Due Date during the Determination Period ending on such Determination Date; divided by

(b)	the aggregate of the EUR Equivalent of the invoiced amount of all Receivables which arose during the sixth complete Determination Period which occurred prior to such Determination Date;

Defaulted Receivable means a Purchased Receivable in respect of which:

(a)	all or part of its Outstanding Balance remains unpaid past its Due Date for more than 90 days; or

(b)	any of the events referred to in paragraphs (n) to (p) of Schedule 3 (with relevant changes to refer to the Obligor rather than to a Seller) occurs in relation to any person who is an Obligor in respect of such Purchased Receivable;

(c)	the Servicer has identified, in accordance with the relevant Seller Credit and Collection Procedures, to be a Receivable which is uncollectible; or

(d)	the Servicer has identified, in accordance with the relevant Seller Credit and Collection Procedures, to be a Receivable that should be written-off as uncollectible which has not already been identified by the Servicer as uncollectible under paragraph (c) above;

Deferred Purchase Price or DPP means, on any Determination Date and in respect of each Purchased Receivable in respect of which Collections were received during the Determination Period ending on that Determination Date (the Relevant Receivable), the amount which is the greater of:

(a)	Zero; and

(b) (A-B)x	D	-C
E

where:

A	is:

(a)	if the Relevant Receivable is a BSM Purchased Receivable, the aggregate amount received for the account of the Master Purchaser into all Master Purchaser Accounts in respect of BSM Purchased Receivables denominated in the same currency as the Relevant Receivable during the Determination Period ending on that Determination Date; and

(b)	if the Relevant Receivable is an LCN Purchased Receivable, the aggregate amount received for the account of the Master Purchaser into all Master Purchaser Accounts in respect of LCN Purchased Receivables denominated in the same currency as the Relevant Receivable during the Determination Period ending on that Determination Date;

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B	is the Relevant Seller Proportion applicable to BSM (where the Relevant Receivable is a BSM Purchased Receivable) or to LCN (where the Relevant Receivable is an LCN Purchased Receivable) of the aggregate Estimated Master Purchaser Senior Expenses denominated in the same currency as the Relevant Receivable expected to be payable on the immediately following Settlement Date;

C	is the Initial Purchase Price in respect of the Relevant Purchased Receivable;

D	is the Outstanding Balance of the Relevant Receivable if, and to the extent, uncollected; and

E	is:

(a)	if the Relevant Receivable is a BSM Purchased Receivable, the aggregate of the Outstanding Balances of the BSM Purchased Receivables denominated in the same currency as the Relevant Receivable in respect of which Collections were received during the Determination Period ending on that Determination Date; and

(b)	if the Relevant Receivable is an LCN Purchased Receivable, the aggregate of the Outstanding Balances of the LCN Purchased Receivables denominated in the same currency as the Relevant Receivable in respect of which Collections were received during the Determination Period ending on that Determination Date;

Delinquency Ratio means, as of any Determination Date, the fraction (expressed as a percentage) determined by dividing:

(a)	the aggregate of the EUR Equivalent of the Outstanding Balance of all Purchased Receivables that are Delinquent Receivables as of such date less the aggregate EUR Equivalent amount of Delinquent Overdue Credit Notes in respect of such Delinquent Receivables; by

(b)	the aggregate of the EUR Equivalent of the Outstanding Balance of all Purchased Receivables on such date;

Delinquent Overdue Credit Note means any credit note which has been created in accordance with the Seller Credit and Collection Procedures in respect of Purchased Receivables which are more than 60 days but equal to or less than 90 days past their Due Date and which credit note has itself been in existence for a period of more than 60 days but equal to or less than 90 days;

Delinquent Receivables means all Receivables that:

(a)	remain unpaid for more than 60 days but equal to or less than 90 days from the original Due Date, or which would be classified as delinquent pursuant to the Seller Credit and Collection Procedures; and

(b)	are not Defaulted Receivables;

Designated Person means Francesco Svelto (Group Treasurer, Vice President), Claire Liu (Assistant Treasurer), Scott Nettles (Assistant Treasurer), Stephane Vayron (Manager Treasury Services), Ilona Sahertian (Securitisation Reporting Administrator), Ingrid Ros (Senior Credit Manager), Frank van Es (Assistant Treasurer) or Peggy van Bavel (Senior Cash Manager) or any other officer of a Seller or any of its Affiliates notified in writing to the Master Purchaser and the Funding Agent;

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Designated Potential Servicer Default means (i) a Potential Servicer Default of the kind listed in paragraph (c) of Schedule 3 (Service Defaults), or (ii) a breach by the Servicer of an undertaking listed in Clause 4.1 or in paragraphs (a), (b) or (l) of clause 14 of the Servicing Agreement which has not been remedied five Business Days after the Servicer has knowledge or receives written notice thereof;

Designated Potential Termination Event means (i) a Potential Termination Event of the kind listed in paragraphs (n) (Attachment) or (o) (Insolvency) of Schedule 2 (Termination Events), or (ii) a breach by a Seller, the Parent or the Subordinated VLN Facility Provider of an undertaking listed in paragraphs (d) (Performance and Compliance with Contracts and the Seller Credit and Collection Procedures), (e) (Extension or Amendment of Receivables), (g) (Change in Payment Instructions to Obligors), (h) (Deposit to Master Purchaser Accounts) or (i) (Marking of Records) of clause 5.4 of the Master Receivables Purchase Agreement which has not been remedied five (5) Business Days after the relevant party has knowledge or receives written notice thereof;

Determination Date means the last day of each calendar month, with the first such Determination Date immediately succeeding the 2013 Closing Date being 30 April 2013;

Determination Period means any of the periods beginning on (but excluding) a Determination Date and ending on (and including) the next following Determination Date;

Diluted Receivables means the portion of any Purchased Receivable in relation to which a Dilution has occurred;

Dilution Horizon means as at any Determination Date, the number of days prior to but excluding such Determination Date, equal to the weighted average period in days, between the original billing date of a Receivable and the issue of any credit note in respect of such Receivable (if any, by the applicable Seller), as calculated by the Funding Agent on the basis of the most recently audited results available on the first Determination Date immediately succeeding the 2013 Closing Date and thereafter, on each anniversary of the 2013 Closing Date during the Securitisation Availability Period;

Dilution Horizon Ratio means, as at any Determination Date, a fraction (expressed as a percentage) determined as:

(a)	the aggregate of the EUR Equivalent of the invoiced amount of all Receivables which arose during the Dilution Horizon ending on such Determination Date; divided by

(b)	the aggregate of the EUR Equivalent of the Net Receivables Pool Balance as at such Determination Date;

Dilution Ratio means, as at any Determination Date, the fraction (expressed as a percentage) calculated for the Determination Period ending on such Determination Date by dividing:

(a)	the aggregate Euro Equivalent of Receivables which became Diluted Receivables during the Determination Period ending on such Determination Date (provided however that Diluted Receivables arising from all Volume Rebate Credits shall not be included); by

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(b)	the aggregate EUR Equivalent of the invoiced amount of all Receivables which arise during the Determination Period immediately preceding the commencement of the Dilution Horizon;

Dilution Reserve Floor Percentage means, as at any Determination Date, the higher of:

(a)	the product of:

(i)	Expected Dilution; multiplied by

(ii)	the Dilution Horizon Ratio; and

(b)	five per cent.;

Dilution Spike means, as at any Determination Date, the highest Dilution Ratio calculated as of any Determination Period during the period of twelve consecutive Determination Periods ending (and including) such Determination Date;

Dilution Volatility Factor means, as at any Determination Date and to be expressed as a percentage, the product of:

(a)	the Dilution Spike minus the Expected Dilution; and

(b)	the Dilution Spike divided by the Expected Dilution;

Dilutions means together:

(a)	all Unapplied Credit Notes, Overdue Credit Notes and all other credit notes (other than Volume Rebate Credits), refunds, discounts, allowances or reverse invoices permitted or issued by a Seller against any Purchased Receivable;

(b)	a reduction or cancellation of a portion of a Purchased Receivable as a result of:

(i)	any defective, rejected or returned goods or services or any failure by the Relevant Seller to deliver any goods or provide any services or otherwise to perform under the underlying Contract; or

(ii)	any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other credit, refund, allowance, reverse invoice, discount or other adjustment by the Relevant Seller which reduces the amount payable by the Obligor on the related Purchased Receivable (except any such change or cancellation resulting in such Receivable being classified as a Defaulted Receivable); or

(iii)	any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Purchased Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

(c)	that portion of a Purchased Receivable which is subject to any specific dispute, offset, counterclaim or defence except the discharge in insolvency of the Obligor thereof;

Discount means, on the relevant Payment Date and in respect of a Purchased Receivable, the amount calculated by multiplying the Outstanding Balance of that Purchased Receivable by the applicable Discount Percentage as at the immediately preceding Determination Date;

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Discount Percentage means in relation to a Purchased EUR Receivable, the EUR Discount Percentage and in relation to a Purchased US$ Receivable, the US$ Discount Percentage;

Downgrade Event means a First Downgrade Event or a Second Downgrade Event;

DPP Collections means in respect of a Seller on any Determination Date:

A - (B + C + D)

where:

A	is:

(a)	in relation to the calculation of DPP Collections applicable to BSM, the aggregate EUR Equivalent of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to BSM Purchased Receivables during the immediately preceding Determination Period; and

(b)	in relation to the calculation of DPP Collections applicable to LCN, the aggregate EUR Equivalent of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to LCN Purchased Receivables during the immediately preceding Determination Period;

B	is the Relevant Seller Proportion for such Seller as at such Determination Date of the aggregate EUR Equivalent of:

(a)	the amounts which will become payable in accordance with paragraphs (a) and (b) of the Master Purchaser EUR Pre-Enforcement Priority of Payments or Master Purchaser EUR Post-Enforcement Priority of Payments (as applicable); and

(b)	the EUR Equivalent of the amounts which will become payable in accordance with paragraphs (a) and (b) of the Master Purchaser US$ Pre-Enforcement Priority of Payments or Master Purchaser US$ Post-Enforcement Priority of Payments (as applicable), in each case on the immediately succeeding Settlement Date;

C	is the Relevant Seller Proportion for such Seller as at such Determination Date of the EUR Equivalent amount of principal in respect of the Notes which is payable on the immediately succeeding Settlement Date; and

D	is the Relevant Seller Proportion for such Seller as at such Determination Date of the aggregate EUR Equivalent amount of principal in respect of the BSM Subordinated VLNs that is repayable on the immediately succeeding Settlement Date;

DPP Collections Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the BSM Purchased Receivables which represent DPP Collections;

(b)	be credited with the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the LCN Purchased Receivables which represent DPP Collections; and

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(c)	be debited with:

(i)	the aggregate EUR Equivalent of all amounts which have been paid by the Master Purchaser to BSM and LCN in respect of Deferred Purchase Price of Purchased Receivables in accordance with Clause 3.10 (Payment of Deferred Purchase Price) of the Master Receivables Purchase Agreement; and

(ii)	the aggregate EUR Equivalent amount of the Master Purchaser Expenses;

Due Date means, in respect of any Receivable, the date on which such Receivable will be expressed to be payable when invoiced in accordance with the applicable Seller Credit and Collection Procedures;

Dynamic Dilution Reserve Percentage means, as of any Determination Date, the product (expressed as a percentage) of:

(A x B + C) x D

where:

A	is the Relevant Stress Factor;

B	is the Expected Dilution as of such Determination Date;

C	is the Dilution Volatility Factor as of such Determination Date; and

D	is the Dilution Horizon Ratio as of such Determination Date;

Dynamic Loss Reserve Percentage means, as of any Determination Date, the product of:

(a)	the Relevant Stress Factor; multiplied by

(b)	the Loss Horizon Ratio as of such date; multiplied by

(c)	the Maximum Loss Ratio;

Eligibility Criteria means the criteria set out in Schedule 5;

Eligible Country means any of Italy, Germany, France, Spain, Switzerland, The Netherlands, the United Kingdom, Belgium and Finland in each case only as long as such country is rated at least BB- by S&P and Ba3 by Moody’s, provided that Spain shall continue to be an Eligible Country on and after the 21st calendar day after the 2013 Closing Date only if the Spanish Legal Opinion has been received by the Funding Agent;

Eligible Institution means a bank or financial institution duly authorised in respect of its activities under the laws and regulations of a member state of the European Union, the short term unsecured and unsubordinated debt obligations of which are rated (a) in the case of each of HSBC France, Citibank International plc, Citibank N.A., Bank of America N.A., at least P- 2 by Moody’s and A-2 by S&P, and (b) in the case of any other bank or financial institution, at least P-1 by Moody’s and A-1 by S&P;

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Eligible Investment means:

(a)	any senior (unsubordinated) debt security, bank account, deposit (including, for the avoidance of doubt, time deposit) or other debt instrument issued by, or fully and unconditionally guaranteed on an unsecured and unsubordinated basis by, or, if a bank account deposit, held at or made with, an Eligible Institution (provided that in the case of any such investment other than a bank account or deposit, the long-term rating for unsecured, unsubordinated and unguaranteed debt obligations of the relevant Eligible Institution is at least equal to A2 by Moody’s and A by S&P);

(b)	commercial paper or money market funds which are rated at least P-1 by Moody’s and A-1 by S&P;

(c)	with respect to paragraphs (a) and (b) above, that are:

(i)	in respect of amounts standing to the credit of the Daily Sweep Receivables Purchaser Transaction Accounts that are attributable to any Daily Available Excess Collections Amount, immediately repayable on demand or have maturity dates falling on the next Business Day; and

(ii)	in respect of all other amounts standing to the credit of the Daily Sweep Receivables Purchaser Transaction Accounts, immediately repayable on demand or have maturity dates falling on the next Settlement Date;

(d)	any other investments agreed between a Seller and the Funding Agent.

Eligible Receivables means the Receivables that satisfy each of the Eligibility Criteria;

Encumbrance includes any mortgage, charge, pledge, lien, hypothecation or other encumbrance or other security interest of any kind securing any obligation of any person or any other type of agreement, trust or arrangement (including, without limitation, title transfer and retention arrangements) or right of set off or analogous right having a similar effect;

Enforcement Event means the occurrence of any of the events set out in Condition 6.1 of the EUR Notes or Condition 6.1 of the US$ Notes;

ERISA means the U.S. Employee Retirement Income Security Act of 1974;

ERISA Plan means, in respect of any person, any employee benefit plan as defined in Section 3(3) of ERISA in respect of which such person is or, within the immediately preceding six years was, an employer as defined in Section 3(5) of ERISA, and in respect of which such person could have any liability under Title IV of ERISA;

Estimated Master Purchaser Senior Expenses means as at any Determination Date the aggregate EUR Equivalent of the amounts which are expected to become due and payable in accordance with paragraphs (a) and (b) of the Master Purchaser EUR Pre-Enforcement Priority of Payments and paragraphs (a) and (b) of the Master Purchaser US$ Pre-Enforcement Priority of Payments on the second Settlement Date following such Determination Date;

EUR Aggregate Loss and Dilution Reserve means, as at any Determination Date, an amount equal to the product of:

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(a)	the Aggregate Loss and Dilution Reserve Percentage on such date or if such Date is not a Determination Date as at the immediately preceding Determination Date; multiplied by

(b)	the EUR Net Receivables Pool Balance on such date;

EUR Capital means the aggregate Principal Amount Outstanding under the EUR Notes from time to time, provided that if such aggregate Principal Amount Outstanding of the EUR Notes shall have been reduced by any payment by or on behalf of the Issuer and such payment shall be rescinded or must otherwise be returned for any reason, the EUR Capital shall be deemed to be increased by the amount so rescinded or required to be returned;

EUR Discount Collections Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will be debited with the aggregate of all amounts in EUR which have been applied in paying the Master Purchaser Expenses and credited with the aggregate of all amounts received in EUR for the account of the Master Purchaser into a Master Purchaser Account in respect of Purchased EUR Receivables which are not Defaulted Receivables and which represent the Discount element of such Purchased EUR Receivables;

EUR Discount Percentage means, as at any Determination Date the sum of:

(a)	the EUR Notes Discount Percentage;

(b)	the EUR Subordinated VLN Discount Percentage; and

(c)	the Senior Expenses Discount Percentage;

EUR DPP Collections means in respect of a Seller on any Determination Date:

A - (B + C + D)

where:

A	is:

(a)	in relation to the calculation of EUR DPP Collections applicable to BSM, the aggregate EUR Equivalent of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to BSM Purchased EUR Receivables during the immediately preceding Determination Period; and

(b)	in relation to the calculation of EUR DPP Collections applicable to LCN, the aggregate EUR Equivalent of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the LCN Purchased EUR Receivables during the immediately preceding Determination Period;

B	is the Relevant Seller Proportion for such Seller as at such Determination Date of the aggregate of the amounts which will become payable in accordance with paragraphs (a) and (b) of the Master Purchaser EUR Pre-Enforcement Priority of Payments or Master Purchaser EUR Post-Enforcement Priority of Payments (as applicable) on the immediately succeeding Settlement Date;

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C	is the Relevant Seller Proportion for such Seller as at such Determination Date of the amount of principal in respect of the EUR Notes which is payable on the immediately succeeding Settlement Date; and

D	is the Relevant Seller Proportion for such Seller as at such Determination Date of the aggregate amount of principal in respect of the BSM EUR Subordinated VLN that is repayable on the immediately succeeding Settlement Date;

EUR DPP Collections Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the BSM Purchased EUR Receivables which represent DPP Collections;

(b)	be credited with the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the LCN Purchased EUR Receivables which represent DPP Collections; and

(c)	be debited with (i) the aggregate of all amounts which have been paid by the Master Purchaser to BSM and LCN in respect of Deferred Purchase Price of Purchased EUR Receivables in accordance with Clause 3.10 (Payment of Deferred Purchase Price) of the Master Receivables Purchase Agreement and (ii) the aggregate amount of the Master Purchaser Expenses payable in EUR;

EUR Equivalent or Euro Equivalent means, as of any date:

(a)	in relation to an amount in EUR, that amount; and

(b)	in relation to an amount in any other currency, the amount obtained by applying the rate for converting the relevant currency into EUR at the EUR Spot Rate;

EUR Facility Limit means:

(a)	in respect of Citibank and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the Citibank Proportion of the Maximum EUR VLN Amount; and

(ii)	the Citibank European Programme Limit;

(b)	in respect of Bank of America, N.A., London Branch and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the BANA Proportion of the Maximum EUR VLN Amount; and

(ii)	the EUR Equivalent of BANA European Programme Limit;

(c)	in respect of Regency and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the HSBC Proportion of the Maximum EUR VLN Amount; and

(ii)	the EUR Equivalent of HSBC Programme Limit;

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(d)	in respect of a Third Party Note Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	that Third Party Note Purchaser’s Third Party Note Purchaser Proportion of the Maximum EUR VLN Amount; and

(ii)	that Third Party Note Purchaser’s European Programme Limit,

in each case as applicable and as the context may so require;

EUR Further Subscription Price means, in relation to a EUR Note, an amount in EUR equal to the difference between the par value of such EUR Note prior to the relevant Further Funding Request and the par value of such EUR Note following the acceptance of the Further Funding Request, such amount being specified by the Issuer in the respective Further Funding request;

EUR Initial Subscription Price means, in relation to a EUR Note, an amount in EUR equal to the initial par value of such EUR Note, such amount being specified by the Issuer in the Initial Funding Request;

EUR Net Receivables Pool Balance means at any time the Outstanding Balance of all Purchased EUR Receivables reduced (for the avoidance of doubt without double counting or duplication) by the sum of:

(a)	the Outstanding Balance of such Purchased EUR Receivables that are (i) not Eligible Receivables or (ii) Defaulted Receivables or Delinquent Receivables, in each case, as set out in the most recently delivered Servicer’s Monthly Report;

(b)	the aggregate outstanding amount of deposits or advance payments received in EUR by a Seller from any Obligors which are not Collections received in respect of Purchased EUR Receivables as set out in the most recently delivered Servicer’s Monthly Report;

(c)	the aggregate amount of EUR Unapplied Cash in respect of Pool Receivables at such time;

(d)	the aggregate amount of:

(i)	EUR Unapplied Credit Notes;

(ii)	EUR Overdue Credit Notes; and

(iii)	all other credit notes (other than Volume Rebate Credits), refunds, discounts, allowances or reserve invoices permitted or issued by a Seller against any Purchased EUR Receivable at such time as set out in the most recently delivered Servicer’s Monthly Report;

(e)	the aggregate of all potential set-off amounts representing amounts in EUR owed by a Seller to any Obligor as set out in the most recently delivered Servicer’s Monthly Report;

(f)	the sum of:

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(i)	the amount of any issued but outstanding Volume Rebate Credits in respect of EUR Receivables; plus

(ii)	as reasonably estimated by the Seller, the amount of the Volume Rebate Credits that are expected to be issued in the two months, or, in the case of Settlement Dates falling in December and January, in the three months following the most recent Determination Date or such other amount as the Funding Agent reasonably requires as a result of any change to any Seller’s rebate process;

(g)	the amount (expressed as the EUR Equivalent) by which the Outstanding Balance of all Purchased Receivables which are denominated and payable in Pounds Sterling, exceeds £60 million;

(h)	the EUR Unbilled Receivables Adjustment Amount;

(i)	the EUR/Sterling Exchange Ratio Adjustment Amount; and

(j)	the EUR/US$ Exchange Ratio Adjustment Amount;

EUR Note means a loan note issued by the Issuer under the Variable Funding Agreement, denominated in EUR and issued in registered form substantially in the form set out in Schedule 2 (Form of Note) to the Variable Funding Agreement with the Conditions set out in Schedule 3 (Terms and Conditions) to the Variable Funding Agreement;

EUR Notes Discount Percentage means, on any Determination Date:

(1.5xA)+B	x C
360

where:

A is the greater of:

(a)	3 per cent.; and

(b)	the Euribor Rate, save that if the Euribor Rate is not available, the then highest Alternate Rate shall apply;

B	is the Applicable Margin; and

C	is the highest three month rolling average Turnover Ratio at any time during the period of 12 consecutive complete calendar months immediately preceding such Determination Date;

EUR Overdue Credit Notes means Overdue Credit Notes denominated in EUR;

EUR PoP Reserve Amounts has the meaning given to it in Clause 3.3(a) of the Master Receivables Purchase Agreement;

EUR Post-Enforcement Priority of Payments means the order of priority of payments set out in Part B (Post-enforcement Priorities of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed and reference to a particular item of the EUR Post Enforcement Priority of Payments is to the corresponding paragraph of Part B (Post-enforcement Priorities of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed;

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EUR Pre-Enforcement Priority of Payments means the order of priority of payments set out in Part A (Pre-enforcement Priorities of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed and reference to a particular item of the EUR Pre Enforcement Priority of Payments is to the corresponding paragraph of Part A (Pre-enforcement Priorities of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed;

EUR Receivable means a Receivable that is denominated and payable in EUR or which is denominated and payable in Pounds Sterling;

EUR Receivables Ledger means the ledger maintained by the Master Servicer in accordance with the terms of the Servicing Agreement which will:

(a)	be debited with the aggregate Outstanding Balance of all Purchased EUR Receivables; and

(b)	be credited with the aggregate of all Collections made in respect of Purchased EUR Receivables;

EUR Reserve Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate of the Purchase Price of the Purchased EUR Receivables less the aggregate of the Initial Purchase Price elements of such Purchased EUR Receivables as at the Payment Date in respect of such Purchased EUR Receivables; and

(b)	be debited with the aggregate EUR Equivalent of all amounts which have been received by the Master Purchaser or by BSM or LCN (in their capacity as Servicers) on behalf of the Master Purchaser as EUR DPP Collections;

EUR Reserves means, as at any Determination Date, the sum of the EUR Aggregate Loss and Dilution Reserve and the EUR Yield / Fee Reserve each calculated as at such Determination Date;

EUR Spot Rate means the Funding Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00a.m. on a particular day;

EUR Subordinated VLN means each subordinated variable loan note issued by the Issuer and subscribed for by BSM pursuant to the EUR Subordinated VLN Facility Agreement, denominated in EUR and issued in registered form substantially in the form set out in Schedule 1 (Form of BSM EUR Subordinated VLN) to the EUR Subordinated VLN Facility Agreement;

EUR Subordinated VLN Conditions means the terms and conditions of the EUR Subordinated VLN as set out in Schedule 2 (Terms and Conditions) to the EUR Subordinated VLN Facility Agreement;

EUR Subordinated VLN Facility means the subordinated note issuance facility extended by BSM in its capacity as a Subordinated VLN Facility Provider to the Master Purchaser pursuant to the EUR Subordinated VLN Facility Agreement and the EUR Subordinated VLN, to fund the EUR Subordinated VLN Required Amount from time to time on terms and subject to conditions set out therein;

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EUR Subordinated VLN Facility Agreement means the facility agreement dated on or about 4 May 2010 and amended and restated on or about the 2013 Closing Date between the Master Purchaser, the Security Trustee, the Funding Agent and BSM in its capacity as the Subordinated VLN Facility Provider;

EUR Subordinated VLN Discount Percentage means, on any Determination Date:

AxB
360

where:

A	is the Subordinated VLN Interest Rate applicable to the BSM EUR Subordinated VLN; and

B	is the highest three-month rolling average Turnover Ratio at any time during the period of 12 consecutive complete calendar months immediately preceding such Determination Date;

EUR Subordinated VLN Holder means the registered holder of the EUR Subordinated VLN issued pursuant to the EUR Subordinated VLN Facility Agreement;

EUR Subordinated VLN Holder’s Account means the EUR denominated account notified to the Master Purchaser and the Funding Agent in writing from time to time by a EUR Subordinated VLN Holder for the receipt of payment in respect of the EUR Subordinated VLN held by that EUR Subordinated VLN Holder;

EUR Subordinated VLN Initial Subscription Price means, in relation to a EUR Subordinated VLN, an amount equal to the initial par value of such EUR Subordinated VLN, such amount specified by the Master Purchaser in the Subordinated VLN Initial Funding Request relating to such EUR Subordinated VLN;

EUR Subordinated VLN Principal Amount Outstanding means, on any given date in respect of a EUR Subordinated VLN:

(a)	the initial par value of the EUR Subordinated VLN, less

(b)	the aggregate amount of all Subordinated VLN Principal Payments in respect of such EUR Subordinated VLN that have become due and payable and have been paid on or prior to such given date, plus

(c)	the aggregate amount of each payment of a Further Advance (as defined in Clause 5.4 (Further Advances) of the EUR Subordinated VLN Facility Agreement) in respect of such EUR Subordinated VLN;

EUR Subordinated VLN Required Amount means on any date, an amount equal to:

(a)	the aggregate Initial Purchase Price that falls due or has fallen due for payment by the Master Purchaser on or before such date in respect of all Purchased EUR Receivables which are outstanding at such date; plus

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(b)	such additional amount as may be required on such date to repay in full any EUR Note on its Final Maturity Date (taking into account any amount available to be advanced pursuant to the Variable Funding Agreement in respect of the other EUR Notes on such date); less

(c)	the aggregate Principal Amount Outstanding under the EUR Notes (taking into account any amount to be advanced in respect of the EUR Notes on such date) as at such date,

or in each case such higher amount as shall have been notified to the Master Purchaser (with a copy to each Servicer, the Master Servicer and the Funding Agent) by BSM;

EUR/Sterling Exchange Ratio Adjustment Amount means, as at any Determination Date, an amount equal to the aggregate of the EUR Equivalent of the Outstanding Balance of all Eligible Receivables denominated and payable in Pounds Sterling on such Determination Date multiplied by the then applicable Exchange Rate Protection Factor Percentage;

EUR Unapplied Cash means, on any date, the aggregate amount of cash collections and other cash proceeds received in EUR on or prior to such date for payment in respect of or on account of Receivables, the Obligors in respect of which such collections or proceeds have been received, or the Receivable to which such EUR collections or proceeds relate, have not been identified;

EUR Unapplied Credit Notes means Unapplied Credit Notes denominated in EUR;

EUR Unbilled Receivables Adjustment Amount means, as at each Determination Date, an amount equal to the aggregate Outstanding Balance of all Unbilled EUR Receivables that are Eligible Receivables as at such Determination Date multiplied by the Unbilled Receivables Adjustment Percentage as at such Determination Date;

EUR/US$ Exchange Ratio Adjustment Amount means, as at any Determination Date, an amount equal to:

(A x B) x C

where:

A	is the Net Receivables Pool Balance as at such Determination Date;

B	is the greater of:

(a)	zero; and

(b)	a percentage equal to:

(i)	the Dynamic Loss Reserve Percentage as of such date plus the Dynamic Dilution Reserve Percentage as of such date; less

(ii)	the Loss Reserve Floor Percentage as of such date plus the Dilution Reserve Floor Percentage as of such date; and

C	is the then applicable Exchange Rate Protection Factor Percentage;

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EUR Yield / Fee Reserve means an amount calculated as at each Determination Date equal to the sum of:

(a)	the aggregate amount of all unpaid interest in respect of the EUR Notes and the Subordinated EUR VLNs which has accrued up to (and including) such Determination Date together with all such interest which will accrue from such Determination Date up to (but excluding) the immediately succeeding Settlement Date;

(b)	the aggregate amount of all unpaid Fees payable in EUR which have accrued up to (and including) such Determination Date together with all such Fees payable in EUR which will accrue from such Determination Date up to (but excluding) the immediately succeeding Settlement Date;

(c)	the Yield / Fee Reserve Percentage multiplied by the outstanding EUR Capital as at such Determination Date; and

(d)	the Servicer Fee Reserve Percentage multiplied by (i) the aggregate Outstanding Balance of the Purchased EUR Receivables as at such Determination Date less (ii) the aggregate of all Dilutions in respect of Purchased EUR Receivables as at such Determination Date;

Euribor Rate means the European Interbank offered rate for deposits in EUR for periods of one month which appears on Bloomberg page “EBF” or such other page as may replace page “EBF” at or about 11.00 a.m. on a date upon which quotations would ordinarily be given by prime banks in the European Interbank Market for deposits in EUR;

European Community means the community of European Member States;

European Programme means the receivables securitisation programme relating to Receivables of the Sellers effected pursuant to the Transaction Documents;

European Programme Limit means EUR 450,000,000 or, such other amount which is agreed in writing between the Funding Agent, the Noteholders and the Sellers, provided that if the Committed Purchaser Facility Termination Date is extended pursuant to clause 9.5 of the Variable Funding Agreement for one or more Committed Purchasers, and the commitments of any departing Committed Purchasers are not replaced, then the European Programme Limit shall be reduced, with effect from the current Committed Purchaser Facility Termination Date of each departing Committed Purchaser who is not replaced, by an amount equal to the aggregate of the Relevant Proportions of each such departing Committed Purchaser applied to the European Programme Limit as of such Committed Purchaser Facility Termination Date;

Excess Unbilled Receivables has the meaning as referred to in paragraph (w) of Schedule 5;

Exchange Rate Protection Factor Percentage means the percentage determined from time to time by the Funding Agent in accordance with the Funding Agent’s internal policies as at the date of determination in respect of exchange rate exposure, to protect the Master Purchaser against adverse fluctuations in the exchange rate between Euro and Pounds Sterling or, as applicable between US$ and Euro and which as at the 2013 Closing Date is:

(a)	in respect of the US$/EUR rate, is 11.73 per cent.; and

(b)	in respect of the EUR/GBP rate, is 12.44 per cent.;

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Excluded Obligor means each Obligor in respect of which a designation as an Excluded Obligor has become effective in accordance with clause 5.8 of the Master Receivables Purchase Agreement and in respect of which no re-designation of such Obligor as no longer being an Excluded Obligor has become effective in accordance with clause 5.11 of the Master Receivables Purchase Agreement;

Existing $ Notes means loan notes denominated in US$ and EUR, issued by the Issuer under its existing European receivables securitisation programme relating to Receivables of the Sellers;

Expected Dilution means, on any Determination Date, the fraction expressed as a percentage obtained by dividing:

(a)	the aggregate of the Dilution Ratios on that Determination Date and the preceding 11 Determination Dates; by

(b)	12;

Facility Limit means the EUR Facility Limit or the US$ Facility Limit, as the context requires;

Fees means the aggregate of the Commitment Fees, any fees payable to the Security Trustee pursuant to the Master Purchaser Deed of Charge and all other fees payable to any Note Purchaser or Noteholder under any Transaction Document or as may from time to time be agreed between any such Note Purchaser or Noteholder with the Issuer and BSM and/or LCN;

Final Maturity Date means, in respect of any Note, the date that is the earlier of

(a)	the third anniversary of the 2013 Closing Date or, if later, the then current Committed Purchaser Facility Termination Date in respect of the Committed Purchaser holding, or whose related Conduit Purchaser holds, such Note; and

(b)	the fifth anniversary of the 2013 Closing Date;

First Downgrade Event shall occur when the Parent’s Corporate Rating falls below BBB- by S&P and Baa3 by Moody’s;

Fitch means Fitch Ratings Ltd or the successor to its rating business;

Framework Deed means this document;

Funding Agent means Citibank;

Funding Date means any Settlement Date following the 2013 Closing Date on which funding is to be made available under the Variable Funding Agreement;

Funding Request means any Initial Funding Request and any Further Funding Request;

Funding Request Date means the Business Day immediately following each Reporting Date or such other date as may be agreed in respect of the Notes between the Issuer, the Funding Agent and the Noteholders;

Further Funding Request means a request, substantially in the form set out in Schedule 7 (Forms of Funding Request) to the Variable Funding Agreement, made by the Issuer to the relevant Note Purchaser pursuant to Clause 6.11 (Delivery of a Further Funding Request) of the Variable Funding Agreement, in relation to an increase in the par value of a Note;

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Further Security has the meaning given to it in the Master Purchaser Deed of Charge;

Further Subscription Price means in respect of a EUR Note, EUR Further Subscription Price and in respect of a US$ Note, US$ Further Subscription Price;

General Terms and Conditions means:

(a)	the terms and conditions applicable to Receivables originated by BSM, which are set out in Part A of Appendix A to the Ancillary Agreement;

(b)	the terms and conditions applicable to Receivables originated by LCN, which are set out in Part B of Appendix A to the Ancillary Agreement,

in each case as the same may be amended with the prior written consent of the Master Purchaser, the Funding Agent (acting on the instructions of the Note Purchasers and the Noteholders) and the Security Trustee, such consent not to be unreasonably withheld or delayed;

German Transfer Agreements means the LCN German Transfer Agreement and the BSM German Transfer Agreement;

German Receivables Security Assignment means the security assignment in relation to German law governed Receivables dated on or about 28 April 2010 and amended and restated on or about the 2013 Closing Date and made between the Master Purchaser and the Security Trustee;

Governmental Authority means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

Grid means, in relation to a Note, the grid contained in the Schedule to such Note showing increases and decreases in the Principal Amount Outstanding and maintained by the Issuer and in relation to a Subordinated VLN, the grid contained in the Schedule to such Subordinated VLN showing increases and decreases in the EUR Subordinated VLN Principal Amount Outstanding or US$ Subordinated VLN Principal Amount Outstanding (as applicable) maintained by the Issuer;

HSBC means HSBC Bank Plc;

HSBC European Programme Limit means, subject to any increase agreed in accordance with Clause 7 (European Programme Limit Increase) of the Intercreditor and Indemnity Deed:

(a) (i)	prior to any transfer or syndication by Regency of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, EUR 150,000,000; and

(ii)

following any transfer or syndication by Regency of its rights and commitment under the Variable Funding Agreement following the 2013 Closing Date, such other amount as Regency may, in connection with such transfer or syndication notify in writing to the Master Purchaser, each Seller, the Security Trustee, any other Note Purchaser and the Funding Agent

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(provided that such other amount when aggregated with all other then applicable Note Purchaser Programme Limits and then applicable Third Party Note Purchaser European Programme Limits equals the then applicable European Programme Limit), in each case less an amount equal to the aggregate of any redemption amounts paid or which have become payable to Regency in respect of the mandatory redemption of Notes in accordance with Condition 4.3 of the applicable Notes; or

(b)	any other amount which is agreed in writing between the Sellers and Regency in accordance with the Intercreditor and Indemnity Deed;

HSBC Proportion means 33 1/3rd per cent. or, following any transfer or syndication, by Regency of its rights and commitment under the Variable Funding Agreement after the 2013 Closing Date, such other percentage amount as Regency in connection with such transfer or syndication may notify in writing to the Master Purchaser, each Seller, the Security Trustee and the Funding Agent (provided that such other percentage when aggregated with (a) the then applicable Relevant Proportion of each other Note Purchaser and (b) the then applicable Third Party Note Purchaser Proportions, equals 100 per cent.);

Indemnified Party means any Affected Person or any of its respective Affiliates or members or any of their officers, directors, employees or advisors;

Ineligible Receivable means the whole of the Outstanding Balance of a Receivable which does not comply with the Eligibility Criteria;

Initial Funding Request means an offer, substantially in the form set out in Part A of Schedule 7 (Delivery of Initial Funding Request) to the Variable Funding Agreement, made by the Issuer to a Note Purchaser pursuant to clause 6.7 of the Variable Funding Agreement, in relation to the issue by the Issuer of a Note and the subscription by a Note Purchaser of such Note;

Initial Funding Request Date means:

(a)	in respect of the Initial Funding Request for the Notes, 28 April 2010; and

(b)	in respect of any other Initial Funding Request, any Funding Request Date;

Initial Purchase Price or IPP means, in respect of each Purchased Receivable:

A x (1-B)

where:

A	is the Purchase Price of that Purchased Receivable;

B	is the sum of:

(a)	the Aggregate Loss and Dilution Reserve Percentage; and

(b)	the Servicer Fee Reserve Percentage each calculated as at the Determination Date immediately preceding the relevant Payment Date;

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Initial Subscription Price means, in relation to a Note, an amount equal to the initial par value of such Note, such amount specified by the Issuer in the Initial Funding Request;

Institutional Investor shall mean a person of a kind specified in either article 6 or article 9 of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001;

Intercreditor and Indemnity Deed means the intercreditor and indemnity deed dated on or about 28 April 2010 and amended and restated on or about the 2013 Closing Date, and entered into by, amongst others, the Note Purchasers, the Sellers and the Funding Agent;

Interest Payment Date means, in respect of an Interest Period, the Settlement Date on which that Interest Period ends;

Interest Period means the period from (and including) one Settlement Date to (but excluding) the immediately following Settlement Date, with the first Interest Period commencing on (and including) the Funding Date and ending on (but excluding) the first Settlement Date;

Invoice means the account for payment sent by or on behalf of a Seller to an Obligor specifying the goods supplied, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment;

Irish Act means the Land and Conveyancing Law Reform Act 2009;

Issuer means Basell Polyolefins Collections Limited in its capacity as issuer of the Notes under the Variable Funding Agreement and the issuer of the Subordinated VLNs under the Subordinated VLN Facility Agreements;

LCN means Lyondell Chemie Nederland B.V.;

LCN German Transfer Agreement means the German law governed Receivables transfer agreement dated 8 July 2009 as amended on or about 28 April 2010 by LCN and the Master Purchaser;

LCN Purchased EUR Receivable means an LCN Purchased Receivable that is a EUR Receivable;

LCN Purchased Receivable means a Purchased Receivable which has been purchased by the Master Purchaser from LCN pursuant to the Master Receivables Purchase Agreement;

LCN Purchased US$ Receivable means an LCN Purchased Receivable that is a US$ Receivable;

Ledger Accounts means the Receivables Ledger, the EUR Receivables Ledger, the US$ Receivables Ledger, the EUR Discount Collections Ledger, the US$ Discount Collections Ledger, the DPP Collections Ledger, the EUR DPP Collections Ledger, the US$ DPP Collections Ledger, the Reserve Ledger, the EUR Reserve Ledger, the US$ Reserve Ledger and such other ledgers as are required to be maintained for the purposes of the Model;

Libor Rate means the London Interbank offered rate for deposits in EUR for periods of one month which appears on Bloomberg page “EBF” or such other page as may replace page “EBF” at or about 11.00 a.m. on a date upon which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in US$;

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Licence Agreement means the company name licence agreement in respect of the use of the name “Basell” dated on or about 29 July 2005 between Basell B.V. and the Master Purchaser;

Loss Horizon Ratio means, as at any Determination Date, the ratio determined as:

(a)	the aggregate EUR Equivalent of the invoiced amounts of all Receivables which arose during the period of five consecutive Determination Periods ending on such Determination Date; divided by

(b)	the aggregate of the EUR Equivalent of the Outstanding Balance of all Purchased Receivables that are not Defaulted Receivables as at such Determination Date; minus

(c)	Unapplied Cash and Dilutions for the relevant current month.

Loss Reserve Floor Percentage means, as of any Determination Date, the greater of:

(a)	five per cent.; and

(b)	the product of:

(i)	the Normal Concentration Limit; multiplied by

(ii)	five;

Loss-to-Liquidation Ratio means, as of any Determination Date, the ratio (expressed as a percentage) calculated by dividing:

(a)	the aggregate EUR Equivalent of the Outstanding Balance of all Purchased Receivables that were written off during the Determination Period ending on such Determination Date; by

(b)	the aggregate EUR Equivalent amount of Collections (excluding Deemed Collections) made during the Determination Period ending on such Determination Date;

LP(MP) Act has the meaning given to it in the Master Purchaser Deed of Charge;

LyondellBasell Group means the Parent and any direct or indirect subsidiary of the Parent;

Majority Purchaser Instruction means an instruction, in writing, from a Note Purchaser or Note Purchasers whose total commitments to provide Variable Funding Facilities under the Variable Funding Agreement are in aggregate equal to or more than 50 per cent. of the European Programme Limit;

Manager means any insolvency official appointed by the court under any applicable law;

Master Purchaser means Basell Polyolefins Collections Limited being a company incorporated in Ireland (registered number 405558);

Master Purchaser Accounts means the accounts in the name of the Master Purchaser with the Account Banks as set out in the definition of Account Banks and into which are collected amounts paid by Obligors in respect of Receivables or such other account of the Master Purchaser with such other bank as may, with the prior written consent of the Master Purchaser, the Funding Agent and the Security Trustee, and subject to the entry into of security documentation in form and substance satisfactory to the Funding Agent and the Security Trustee, be utilised for the collection of such amounts;

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Master Purchaser Available Funds means the Master Purchaser EUR Available Funds and the Master Purchaser US$ Available Funds;

Master Purchaser Deed of Charge means the deed of charge dated on or about 28 April 2010 and amended and restated on or about the 2013 Closing Date between inter alios the Master Purchaser and the Security Trustee pursuant to which the Master Purchaser granted security over its assets to the Security Trustee for the benefit of the Master Purchaser Secured Creditors;

Master Purchaser Deed of Charge Accession Deed means the accession deed substantially in the form set out in Schedule 2 (Form of Master Purchaser Deed of Charge Accession Deed) to the Master Purchaser Deed of Charge;

Master Purchaser EUR Available Funds means with respect to any Settlement Date or, following the Programme Termination Date, with respect to any Business Day,

(a)	the EUR Equivalent of the aggregate of all moneys standing to the credit of the Daily Sweep Receivables Purchaser EUR Transaction Account (excluding any APP Subordinated VLN Further Advance Amounts) and the Daily Sweep Receivables Purchaser GBP Transaction Account as at the opening of business on that Settlement Date (or following a Programme Termination Date, on that Business Day);

(b)	the EUR Equivalent of the principal amount of all Eligible Investments denominated in EUR and GBP maturing on or prior to that Settlement Date (or following a Programme Termination Date, on that Business Day) together with interest and other income earned in respect thereof; and

(c)	any amounts of EUR Initial Subscription Price or EUR Further Subscription Price to be paid to the Master Purchaser on such Settlement Date (or following a Programme Termination Date, on that Business Day) under the Variable Funding Agreement and any EUR Note, provided that Master Purchaser EUR Available Funds shall not include the proceeds of any payment of Subscription Price or EUR Further Subscription Price to the Master Purchaser under the Variable Funding Agreement and any EUR Note and any corresponding increase in the Principal Amount Outstanding of any EUR Note if the full amounts of any advances required to be made to the Master Purchaser under the Subordinated VLN Facility Agreements have not been credited to the relevant Master Purchaser Account as of 12:00 p.m. (London time) on that Settlement Date, or, as applicable, Business Day;

Master Purchaser Event of Default means the occurrence of any of the events set out in Condition 5.1 of the EUR Notes or Condition 5.1 of the US$ Notes;

Master Purchaser Expenses means on any date:

(a)	prior to the service of a Master Purchaser Security Enforcement Notice, all amounts then payable by the Master Purchaser in respect of the payments described at items (a) to (c) (inclusive), (e), (g) and (k) of the Master Purchaser EUR Pre-Enforcement Priority of Payments and all amounts then payable by the Master Purchaser in respect of the payments described at items (a) to (c) (inclusive), (e), (g) and (k) of the Master Purchaser US$ Pre-Enforcement Priority of Payments; and

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(b)	after the service of a Master Purchaser Security Enforcement Notice, all amounts then payable by the Master Purchaser in respect of the payments described at items (a) to (c) (inclusive), (e), (g) and (h) of the Master Purchaser EUR Post-Enforcement Priority of Payments and all amounts then payable by the Master Purchaser in respect of the payments described at (a) to (c) (inclusive), (e), (g) and (h) of the Master Purchaser US$ Post-Enforcement Priority of Payments;

Master Purchaser French Account Pledge means the pledge agreement in respect of the Master Purchaser Account with HSBC Bank plc dated 28 April 2010 (as amended from time to time) between the Master Purchaser and the Security Trustee, together with such other pledge agreements as may from time to time be entered into by the Master Purchaser with the consent of the Funding Agent in respect of any additional Master Purchaser Accounts maintained in France;

Master Purchaser Further Security Agreement has the meaning given to it in the Master Purchaser Deed of Charge;

Master Purchaser German Account Pledge means the pledge agreement in respect of the Master Purchaser Account with Bank of America N.A., dated on 26 January 2012 (as amended from time to time) between the Master Purchaser and the Security Trustee, together with such other pledge agreements as may from time to time be entered into by the Master Purchaser with the consent of the Funding Agent in respect of any additional Master Purchaser Accounts maintained in Germany;

Master Purchaser Italian Account Pledge means the pledge agreement in respect of the Master Purchaser Accounts with Bank of America N.A. dated on 26 January 2012 (as acknowledged, extended and amended from time to time) between the Master Purchaser and the Security Trustee together with such other pledge agreements as may from time to time be entered into by the Master Purchaser with the consent of the Funding Agent in respect of any additional Master Purchaser Accounts maintained in Italy;

Master Purchaser Post-Enforcement Priorities of Payments means the EUR Post Enforcement Priority of Payments and the US$ Post Enforcement Priority of Payments;

Master Purchaser Pre-Enforcement Priorities of Payments means the EUR Pre Enforcement Priority of Payments and the US$ Pre Enforcement Priority of Payments;

Master Purchaser Priorities of Payments means the Master Purchaser Pre Enforcement Priorities of Payments and the Master Purchaser Post Enforcement Priorities of Payments;

Master Purchaser Secured Creditors means the Note Purchasers, the Noteholders, the Subordinated VLN Holders, the Security Trustee (and any Receiver appointed pursuant to the Master Purchaser Deed of Charge), the Funding Agent, BSM (in its capacities as a Seller and a Servicer), LCN (in its capacities as a Seller and a Servicer), the Subordinated VLN Facility Provider, the Receivables Purchaser Transaction Account Bank and the Corporate Administrator;

Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the Master Purchaser to the Master Purchaser Secured Creditors under or pursuant to the Transaction Documents;

Master Purchaser Secured Property means the whole of the right, title, benefit and interest of the Master Purchaser in the property, assets and rights of the Master Purchaser described in Clause 3 (Master Purchaser Secured Property) of the Master Purchaser Deed of Charge and all other property, assets and rights of any kind of the Master Purchaser wherever situated, present and future, including without limitation any uncalled share capital of the Master Purchaser;

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Master Purchaser Security Documents means the Master Purchaser Deed of Charge and any deeds of charge supplemental thereto, the Master Purchaser Italian Account Pledge, the Master Purchaser French Account Pledge, the Master Purchaser Spanish Account Pledge, the Master Purchaser German Account Pledge, the German Receivables Security Assignment, each Master Purchaser Further Security Agreement and any other security document entered into by the Master Purchaser pursuant to Clause 3.10 (Provision of further security) of the Master Purchaser Deed of Charge;

Master Purchaser Security Enforcement Notice means a notice given by the Security Trustee to the Master Purchaser pursuant to Clause 8.1 (Service of Master Purchaser Security Enforcement Notice) of the Master Purchaser Deed of Charge;

Master Purchaser Spanish Account Pledge means the pledge agreement in respect of the Master Purchaser Accounts with Citibank International plc dated 28 April 2010 (as amended from time to time) between the Master Purchaser and the Security Trustee, together with such other pledge agreements as may from time to time be entered into by the Master Purchaser with the consent of the Funding Agent in respect of any additional Master Purchaser Accounts maintained in Spain;

Master Purchaser US$ Available Funds means with respect to any Settlement Date or, following the Programme Termination Date, with respect to any Business Day:

(a)	the aggregate of all moneys standing to the credit of the Daily Sweep Receivables Purchaser US$ Transaction Account (excluding any APP Subordinated VLN Further Advance Amounts) as at the opening of business on that Settlement Date (or following a Programme Termination Date, on that Business Day);

(b)	the principal amount of all Eligible Investments denominated in US$ maturing on or prior to that Settlement Date (or following a Programme Termination Date, on that Business Day) together with interest and other income earned in respect thereof; and

(c)	any amounts of US$ Initial Subscription Price or US$ Further Subscription Price to be paid to the Master Purchaser on such Settlement Date (or following a Programme Termination Date, on that Business Day) under the Variable Funding Agreement and any US$ Note, provided that Master Purchaser US$ Available Funds shall not include the proceeds of any payment of Subscription Price or US$ Further Subscription Price to the Master Purchaser under the Variable Funding Agreement and any US$ Note and any corresponding increase in the Principal Amount Outstanding of any US$ Note if the full amounts of any advances required to be made to the Master Purchaser under the Subordinated VLN Facility Agreements have not been credited to the relevant Master Purchaser Account as of 12:00 p.m. (London time) on that Settlement Date or, as applicable, Business Day;

Master Purchaser’s EUR Settlement Date Amounts means the aggregate amounts owing by the Master Purchaser:

(a)	under the Master Purchaser EUR Pre-Enforcement Priority of Payments:

(i)	on any Settlement Date; or

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(ii)	following the Programme Termination Date, with respect to any Business Day; or

(b)	following a Master Purchaser Security Enforcement Notice, under the Master Purchaser EUR Post-Enforcement Priority of Payments from time to time;

Master Purchaser’s US$ Settlement Date Amounts means the aggregate amounts owing by the Master Purchaser:

(a)	under the Master Purchaser US$ Pre-Enforcement Priority of Payments:

(i)	on any Settlement Date; or

(ii)	following the Programme Termination Date, with respect to any Business Day; or

(b)	following a Master Purchaser Security Enforcement Notice, under the Master Purchaser US$ Post-Enforcement Priority of Payments from time to time;

Master Receivables Purchase Agreement means the master receivables purchase agreement dated 4 May 2010 as amended and restated on or about the date of this Deed as amended from time to time between BSM, LCN, the Master Purchaser, the Security Trustee and the Funding Agent;

Master Servicer means the person appointed by the Master Purchaser as the “Master Servicer” under the Servicing Agreement to provide calculation, reporting and other services in relation to the Purchased Receivables, the Transaction Documents and the transactions contemplated thereby, being at the 2013 Closing Date, BSM;

Material Adverse Effect means a material adverse effect on:

(a)	the assets, operations, business or financial condition of any of the Seller, Servicer, the Parent or Subordinated VLN Facility Provider, whether individually or taken together;

(b)	the ability of a Seller, a Servicer, the Parent or a Subordinated VLN Facility Provider to perform its material obligations under any Transaction Document to which it is a party or the rights of any Note Purchaser or Noteholder under the Transaction Documents;

(c)	the validity or enforceability of any Transaction Document, or the validity, enforceability or collectability of any material portion of the Purchased Receivables; or

(d)	the status, perfection, enforceability or priority of the Master Purchaser’s interest in any Purchased Receivables;

Maximum EUR VLN Amount means at any time, the EUR Net Receivables Pool Balance at such time multiplied by the Maximum Percentage Factor less the amount of the EUR Reserves at such time;

Maximum Loss Ratio means at any time, the highest Three Month Default Ratio over the prior twelve Determination Periods;

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Maximum Percentage Factor means:

(a)	as at any Determination Date following a First Downgrade Event which has occurred and is continuing, the percentage must be 100 per cent., provided that the Committed Purchasers and the Sellers hereby agree that such percentage shall be reviewed on a semi-annual basis and shall take into account the Daily Available Excess Collections Amounts that have been credited to the Daily Sweep Receivables Purchaser Transaction Accounts, and if following the review such parties agree to an amendment of percentage, then such new percentage shall apply; or

(b)	prior to a First Downgrade Event or where a First Downgrade Event has been cured, such other percentage as agreed between the Committed Purchasers and the Sellers, provided that until such time as the parties agree to such other percentage, part (a) of this definition shall apply;

Maximum US$ VLN Amount means at any time prior to the Determination Date, the US$ Net Receivables Pool Balance at such time multiplied by the Maximum Percentage Factor less the amount of the US$ Reserves at such time;

Maximum VLN Amount means at any time, the Net Receivables Pool Balance at such time multiplied by the Maximum Percentage Factor less the amount of the Reserves at such time;

Member State means, at any time, a state that has joined the European Union from the time of its inception;

Model means the spreadsheet contained on the read only computer disc attached as Appendix D to the Ancillary Agreement, with such changes as the Sellers, the Uncommitted Purchasers, the Committed Purchasers and the Funding Agent may from time to time agree;

Model Sales Agreement means:

(a)	in respect of Receivables originated by BSM the agreement substantially in the form contained in Part A of Appendix B to the Ancillary Agreement entered into with certain Obligors, pursuant to which the Receivables in respect of such Obligors arise; and

(b)	in respect of Receivables originated by LCN the agreement substantially in the form contained in Part B of Appendix B to the Ancillary Agreement entered into with certain Obligors pursuant to which the Receivables in respect of such Obligors arise;

Moody’s means Moody’s Investors Service Limited or the successor to its rating business;

Net Receivables Pool Balance means the sum of:

(a)	the EUR Net Receivables Pool Balance; and

(b)	the EUR Equivalent of the US$ Net Receivables Pool Balance;

Non-Conforming Receivable, in respect of a Purchased Receivable, has the meaning specified in Clause 8.1 (Non-conforming Receivables) of the Master Receivables Purchase Agreement;

Normal Concentration Limit has the meaning set out in paragraph (x) of Schedule 5;

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Note Interest Rate in respect of a EUR Note has the meaning given to it in the Variable Funding Agreement under which such EUR Note is issued and in respect of a US$ Note has the meaning given to it in the Variable Funding Agreement under which such US$ Note is issued;

Note Principal Payment in respect of a EUR Note has the meaning given to it in Condition 4.3 of such EUR Note and in respect of a US$ Note has the meaning given to it in Condition 4.3 of such US$ Note;

Note Purchaser means any Committed Purchaser and any Uncommitted Purchaser;

Note Purchaser Programme Limit means:

(a)	in respect of Citibank and its Related Uncommitted Purchaser, the Citibank European Programme Limit;

(b)	in respect of BANA and its Related Uncommitted Purchaser, the BANA European Programme Limit;

(c)	in respect of Regency and its Related Uncommitted Purchaser, the HSBC European Programme Limit; and

(d)	in respect of a Third Party Note Purchaser, that Third Party Note Purchaser’s Third Party Note Purchaser European Programme Limit,

in each case as applicable and as the context may so require;

Noteholder means the registered holder of a Note issued pursuant to the Variable Funding Agreement;

Noteholder Accession Letter means a letter substantially in the form set out in Schedule 4 (Form of Noteholder Accession Letter) to the Variable Funding Agreement;

Noteholder EUR Account means the EUR denominated account notified to the Issuer and the Funding Agent in writing from time to time by a Noteholder for the receipt of payments in respect of the EUR Notes held by that Noteholder;

Noteholder US$ Account means the US$ denominated account notified to the Issuer and the Funding Agent in writing from time to time by a Noteholder for the receipt of payments in respect of the US$ Notes held by that Noteholders;

Notes means the EUR Notes and the US$ Notes, and Note means any one of them;

Obligor means a customer of a Seller organised or resident in or whose address for Invoices is located in an Eligible Country and who is party to a Contract relating to the Sale of Products giving rise to Receivables but shall not include any customer which is an Affiliate of a Seller or the Parent;

On-Books Liquidity Date means in relation to a Committed Purchaser, the date on which that Committed Purchaser becomes a Noteholder;

On-Books Reference Rate has the meaning set out in Schedule 8 to the Variable Funding Agreement;

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Optional Currency means US$;

Outstanding Balance means, in relation to a particular Purchased Receivable on a particular date, the total balance of the amounts outstanding thereunder, excluding, in the case of Unbilled Receivables only, amounts in respect of Value Added Tax, provided that in the case of a Non-Conforming Receivable which never existed, the Outstanding Balance shall be deemed to be the amount recorded by the Relevant Seller as the Outstanding Balance and used for the purposes of calculating the Purchase Price;

Overdue Credit Notes means Delinquent Overdue Credit Notes or Defaulted Overdue Credit Notes, as the case may be;

Parent means Lyondell Basell Industries N.V., a company incorporated under the laws of The Netherlands (registered number 24473890) whose registered office is at Stationsplein 45, 3013 AK Rotterdam, The Netherlands;

Parent Undertaking means the letter of undertaking from the Parent dated on or prior to the 2013 Closing Date under which the Parent undertakes, inter alia, that each Seller will duly and punctually perform its obligations and duties under each of the Transaction Documents;

Payment Date means in respect of any Receivables purchased by the Master Purchaser from BSM and/or LCN during the Securitisation Availability Period, any date on which the Initial Purchase Price in respect of such Receivables is paid;

Percentage Factor means, on any Determination Date and expressed to be a percentage, equal to:

(a)	the sum of:

(i)	the outstanding Capital on such Determination Date; plus

(ii)	the Aggregate Loss and Dilution Reserve as at such Determination Date; plus

(iii)	the Yield / Fee Reserve as at such Determination Date; divided by

(b)	the Net Receivables Pool Balance on such Determination Date;

Person means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof;

Potential Default Situation means a Designated Potential Servicer Default or a Designated Potential Termination Event;

Potential Master Purchaser Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Master Purchaser Event of Default;

Potential Servicer Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Servicer Default, and for the avoidance of doubt such event will not constitute a Cash Control Event;

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Potential Termination Event means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Termination Event, and for the avoidance of doubt such event will not constitute a Cash Control Event;

Principal Amount Outstanding means, on any given date in respect of a Note:

(a)	the initial par value of the Note; less

(b)	the aggregate amount of all Note Principal Payments in respect of such Note that have become due and payable and have been paid on or prior to such given date; plus

(c)	the aggregate amount of each payment of Further Subscription Price in respect of such Note;

Programme Rate has the meaning given to that term in the Ancillary Agreement;

Programme Termination Date means the earliest to occur of:

(a)	the latest Final Maturity Date in respect of any Note;

(b)	the fifth anniversary of the 2013 Closing Date;

(c)	the date as notified by any Seller to the Funding Agent and the Note Purchasers such notice to be served not less than five Business Days before the proposed Programme Termination Date; and

(d)	the date on which a Termination Event occurs and a Termination Event Notice has been served by the Funding Agent to the Parent and the Sellers;

Purchase Date means, in respect of a Purchased Receivable, the date on which it arises;

Purchase Price means, in respect of each Purchased Receivable:

A x (1-B)

where:

A	is the Outstanding Balance of such Purchased Receivable on its Payment Date appearing on the relevant Invoice or otherwise recorded on the computer system or records of the Relevant Seller; and

B	is the relevant Discount Percentage for such Purchased Receivable as at the most recent Determination Date;

Purchased EUR Receivables means the BSM Purchased EUR Receivables and the LCN Purchased EUR Receivables;

Purchased Receivable means any Receivable which has been purchased or purported to have been purchased by the Master Purchaser pursuant to the Master Receivables Purchase Agreement which remains outstanding and which has not been repurchased by the Relevant Seller whether pursuant to Clause 4 (Repurchase of Credit Insured Receivables) of the Master Receivables Purchase Agreement or otherwise in accordance with the Transaction Documents;

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Purchased US$ Receivables means the LCN Purchased US$ Receivables;

Purchasers means the Note Purchasers and Purchaser means any one of them as the context may require;

Qualifying Noteholder means, in relation to a payment of interest under the Variable Funding Agreement, a Noteholder which is beneficially entitled to that interest and is:

(a)	the holder of a licence for the time being in force granted under section 9 of the Irish Central Bank Act 1971 or an authorised credit institution under the terms of EU Council Directive 2000/12/EC of 20 March 2000 which has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland provided in each case that it is carrying on a bona fide banking business in Ireland with which the interest payment under the Variable Funding Agreement is connected; or

(b)

(i)	a person that is resident for the purposes of tax in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has a Treaty (residence for these purposes to be determined in accordance with the laws of the territory of which the Noteholder claims to be resident);

(ii)	a corporate body organised or formed under the laws of the U.S. and subject to federal tax in the U.S. on its worldwide income; or

(iii)	a U.S. LLC, provided the members and the ultimate recipients of the interest are resident in and under the laws of a territory with which Ireland has a Treaty (residence for these purposes to be determined in accordance with the laws of the territory of which the Noteholder claims to be resident) or resident in and under the laws of a member state of the European Communities (other than Ireland) and the business conducted through the U.S. LLC is so structured for market reasons and not for tax avoidance purposes;

provided in each case at (i), (ii) or (iii) above, if the Noteholder, is a company, it is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment under the Variable Funding Agreement is connected; or

(c)	a body corporate which is resident in Ireland for the purposes of Irish tax or which carries on a trade in Ireland through a branch or agency:

(i)	which advances money in the ordinary course of a trade which includes the lending of money;

(ii)	in whose hands any interest payable is taken into account in computing the trading income of the company; and

(iii)	which has complied with all of the provisions of section 246(5)(a) of the Taxes Consolidation Act of Ireland 1997, as amended (the Taxes Act), including making the appropriate notifications thereunder; or

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(d)	a qualifying company within the meaning of section 110 of the Taxes Act;

(e)	an investment undertaking within the meaning of section 739B of the Taxes Act; or

(f)	a person to whom the Issuer may pay interest without deduction for or on account of Irish tax pursuant to the terms of an authorisation granted by the Revenue Commissioners of Ireland that is subsisting at each Interest Payment Date;

Receivable means each amount which an Obligor is obliged to pay to a Seller for the Sale of Products under a Contract and all rights to, or to demand, sue for, recover, receive and give receipts for payment of any such amount or any invoice and the proceeds of payment;

Receivables Ledger means the ledger maintained by the Master Servicer in accordance with the terms of the Servicing Agreement which will:

(a)	be debited with the aggregate of the EUR Equivalent of the Outstanding Balance of all Purchased Receivables; and

(b)	be credited with the aggregate EUR Equivalent of all Collections;

Receivables Pool or Pool Receivables means the aggregate EUR Equivalent of the Outstanding Balances of all Purchased Receivables at any time;

Receivables Purchaser Account Bank Agreement means the account bank agreement dated 4 March 2009 as amended and restated on 8 July 2009 (and as further amended and restated from time to time) between the Receivables Purchaser Transaction Account Bank, the Master Purchaser, the Funding Agent and the Security Trustee relating to the Receivables Purchaser Transaction Accounts:

Receivables Purchaser EUR Transaction Accounts means the EUR denominated accounts numbered 0010867551 (the Daily Sweep Receivables Purchaser EUR Transaction Account), 0011601512 and 0011603167 in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank and/or such other EUR denominated account in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank as the Master Purchaser may be permitted to open by the Security Trustee and may notify to the other parties in accordance with this Deed;

Receivables Purchaser GBP Transaction Accounts means the sterling denominated accounts numbered 0012165260 (the Daily Sweep Receivables Purchaser GBP Transaction Account) and 0011601504 in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank and/or such other sterling denominated account in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank as the Master Purchaser may be permitted to open by the Security Trustee and may notify the other parties in accordance with this Deed;

Receivables Purchaser Transaction Account Bank means Citibank, N.A. London Branch or such other bank appointed from time to time in replacement thereof pursuant to and in accordance with the Transaction Documents;

Receivables Purchaser Transaction Accounts means the Receivables Purchaser EUR Transaction Accounts, the Receivables Purchaser US$ Transaction Accounts and the Receivables Purchaser GBP Transaction Accounts and such other accounts of the Master Purchaser as the Master Purchaser may, from time to time, open with the consent, or at the direction of, the Funding Agent and the Security Trustee;

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Receivables Purchaser US$ Transaction Accounts means the US$ denominated accounts numbered 0012023644 (the Daily Sweep Receivables Purchaser US$ Transaction Account) and 0011603159 in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank, or such other US$ denominated account in the name of the Master Purchaser with the Receivables Purchaser Transaction Account Bank as the Master Purchaser may be permitted to open by the Security Trustee and may notify the other parties in accordance with this Deed;

Receivables Warranties means, in relation to Receivables sold to the Master Purchaser by a Seller, the representations and warranties set out in Part B (Representations and Warranties relating to the Purchased Receivables) of Schedule 1 to the Master Receivables Purchase Agreement;

Receiver means a receiver appointed by the Security Trustee pursuant to Clause 20 (Receiver) of the Master Purchaser Deed of Charge;

Reference Rate shall have the meaning given to it in Schedule 8 (Calculation of Reference Rate) to the Variable Funding Agreement;

Regency means Regency Assets Limited, a company incorporated with limited liability in Ireland having its registered office at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland;

Regency Conduit Manager means HSBC;

Register means:

(a)	in relation to the Notes, has the meaning given to it in the applicable Conditions;

(b)	in relation to the EUR Subordinated VLN, has the meaning given to it in the EUR Subordinated VLN Conditions; and

(c)	in relation to the US$ Subordinated VLN, has the meaning given to it in the US$ Subordinated VLN Conditions;

Registrar means:

(a)	in relation to the Notes, has the meaning given to it in the applicable Conditions;

(b)	in relation to the EUR Subordinated VLN, has the meaning given to it in the EUR Subordinated VLN Conditions; and

(c)	in relation to the US$ Subordinated VLN, has the meaning given to it in the US$ Subordinated VLN Conditions;

Regulatory Change means:

(a)	the introduction of or any amendment or change in any law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future law or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (whether or not having the force of law), in each case, after the 2013 Closing Date:

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(i)	which shall subject any Affected Person to any duty, tax or charge (or impose upon any Affected Person any other conditions or expense) with respect to the Variable Funding Agreement, any other Transaction Document or any related credit or liquidity support agreement related thereto, the ownership, maintenance or financing of the Notes or Receivables Pool or amounts due under the Transaction Documents or shall change the basis of taxation of payments to any Affected Person of amounts payable in respect thereof or its obligation to advance funds thereunder (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Affected Person by the jurisdiction in which such Affected Person’s principal executive office is located or such Affected Person is otherwise doing business); or

(ii)	shall impose, modify or deem applicable any reserve or deposit or similar requirement (including any requirement imposed by a Governmental Authority or regulator), against assets of, deposits with or for the account of, or credit extended by, any Affected Person or shall impose on any Affected Person or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Variable Funding Agreement, the other Transaction Documents or any related credit or liquidity support agreement, the ownership, maintenance or financing of the Notes or the Receivables Pool, or amounts due under the Transaction Documents;

(b)	any law or regulation or any guideline or request or any written interpretation from any central bank or other Governmental Authority or similar agency (whether or not having the force of law) which is introduced, implemented or received by an Affected Person, or any change therein, or any change in the interpretation or administration thereof, after the 2013 Closing Date which that Affected Person determines affects or would affect liquidity coverage or capital adequacy or the amount of capital required or expected to be maintained by (or the return on capital of) such Affected Person or any Affiliate of such Affected Person; or

(c)	the compliance, whether commenced prior to or after the 2013 Closing Date, by any Affected Person with:

(i)	the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on 15 December 2009;

(ii)	the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(iii)	subject to clause 5.4 of the Intercreditor and Indemnity Deed and clause 16.5 of the Variable Funding Agreement, Basel III, as developed by the Basel Committee on Banking Supervision; or

(iv)	any rules or regulations promulgated in connection with paragraphs (i), (ii) or (iii) above by any United States bank regulatory agency;

Related Committed Purchaser means in respect of a Uncommitted Purchaser, the party opposite that Uncommitted Purchaser in the column entitled “Name of Related Committed Purchaser” in Part C of Schedule 1 (The Original Purchasers) to the Variable Funding

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Agreement, and if “None” is specified then that Uncommitted Purchaser shall have no Related Committed Purchaser, and any other entity which has become a Related Committed Purchaser in accordance the Variable Funding Agreement and the Intercreditor and Indemnity Deed and which has not ceased to be a Related Committed Purchaser in accordance with the Variable Funding Agreement and the Intercreditor and Indemnity Deed;

Related Contract Rights means, in relation to a Receivable, any rights (including without limitation, rights of retention of title) under or relating to the Contract to which such Receivable relates;

Related Debt Termination Event means in respect of the Notes, the occurrence of any Subordinated VLN Termination Event or the acceleration of the EUR Subordinated VLN pursuant to Clause 10 (Illegality and Mitigation) of the EUR Subordinated VLN Facility Agreement and/or of the US$ Subordinated VLN pursuant to Clause 10 (Illegality and Mitigation) of the US$ Subordinated VLN Facility Agreement;

Related Security means with respect to any Purchased Receivable:

(a)	all of the Relevant Seller’s interest in any goods (including returned goods) relating to any sale giving rise to such Purchased Receivable;

(b)	all security interests or liens and property subject thereto from time to time purporting to secure payment of such Purchased Receivable, whether pursuant to the Contract related to such Purchased Receivable or otherwise;

(c)	all guarantees, the proceeds of any insurance, letters of credit and other agreements of whatever character from time to time securing or supporting payment of such Purchased Receivable whether pursuant to the Contract related to such Purchased Receivable or otherwise; and

(d)	the Contract and books and records and other information (including, without limitation, computer programmes, tapes, discs, punch cards, data processing software and related property and rights) relating to such Purchased Receivable and the related Obligor;

but excluding the Relevant Seller’s interest in any Credit Insurance Policy in respect of any Purchased Receivable;

Related Uncommitted Purchaser means in respect of a Committed Purchaser, the party opposite that Committed Purchaser in the column entitled “Related Uncommitted Purchaser” in Part A or Part B, as applicable of Schedule 1 (The Original Purchasers) to the Variable Funding Agreement, and if “None” is specified then that Committed Purchaser shall have no Related Uncommitted Purchaser, and any other entity (including a related uncommitted purchaser of a Third Party Note Purchaser) which has become a Related Uncommitted Purchaser in accordance in accordance the Variable Funding Agreement and the Intercreditor and Indemnity Deed and which has not ceased to be a Related Uncommitted Purchaser in accordance with the Variable Funding Agreement and the Intercreditor and Indemnity Deed;

Relevant Currency means in respect of EUR Notes, EUR, and in respect of US$ Notes, US$;

Relevant Jurisdiction means each of the Netherlands, Belgium, Ireland and the United Kingdom;

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Relevant Proportion means:

(a)	in relation to Citibank and its Related Uncommitted Purchaser, the then applicable Citibank Proportion;

(b)	in relation to BANA and its Related Uncommitted Purchaser, the then applicable BANA Proportion;

(c)	in relation to Regency and its Related Uncommitted Purchaser, the then applicable HSBC Proportion;

(d)	in relation to any Third Party Note Purchaser, the then applicable Third Party Note Purchaser Proportion in respect of such Third Party Note Purchaser,

in each case as applicable and as the context may so require;

Relevant Seller means:

(a)	in respect of a Purchased Receivable sold by BSM to the Master Purchaser, BSM; and

(b)	in respect of a Purchased Receivable sold by LCN to the Master Purchaser, LCN;

Relevant Seller Proportion means, in respect of a particular Seller as at any date, the proportion expressed as a percentage calculated by dividing:

(a)	the EUR Equivalent of the Outstanding Balance as at such date of the Purchased Receivables sold to the Master Purchaser by that Seller; by

(b)	the EUR Equivalent of the Outstanding Balance as at such date of all Purchased Receivables;

Relevant Stress Factor means 2.25;

Relevant Subordinated VLN means in respect of a EUR Note, the EUR Subordinated VLN, and in respect of a US$ Note, the US$ Subordinated VLN;

Relevant Subordinated VLN Principal Amount Outstanding means in respect of a EUR Subordinated VLN, the EUR Subordinated VLN Principal Amount Outstanding, and in respect of a US$ Subordinated VLN, the US$ Subordinated VLN Principal Amount Outstanding;

Relevant Subordinated VLN Required Amount means in respect of a EUR Note, the EUR Subordinated VLN Required Amount, and in respect of a US$ Note, the US$ Subordinated VLN Required Amount;

Reporting Date means the 15th calendar day of each month, or, if such day is not a Business Day, the next following Business Day;

Reserve Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate EUR Equivalent of the Purchase Price of the Purchased Receivables less the aggregate EUR Equivalent of the Initial Purchase Price elements of such Purchased Receivables as at the Payment Date in respect of such Purchased Receivables; and

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(b)	be debited with the aggregate EUR Equivalent of all amounts which have been received by the Master Purchaser or by BSM or LCN (in their capacity as Servicers) on behalf of the Master Purchaser as DPP Collections;

Reserve Percentage means, on any Determination Date, or on such date on which this is otherwise requested to be calculated, the sum of the Aggregate Loss and Dilution Reserve Percentage and the Yield/Fee Reserve Percentage each calculated as at such Determination Date or, if such date is not a Determination Date, as at the immediately preceding Determination Date;

Reserves means, as at any Determination Date, the sum of Aggregate Loss and Dilution Reserve and the Yield/Fee Reserve each calculated as at such Determination Date;

Review means third party (including without limitation by the Funding Agent or any of its Affiliates) reviews, inspections and verifications of the Receivables, the Related Security and the related books and records and collection systems of the Sellers and/or the Servicers in accordance with the customary procedures for securitisation transactions adopted by the Funding Agent;

S&P means Standard and Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or the successor to its rating business;

Sale of Products means the sale of polyolefin, petrochemical, chemical and fuel products as well as other ancillary services or deliveries attached, supplied, produced or realised by the Sellers in the ordinary course of their respective businesses;

Second Closing Date means 29 June 2006;

Second Downgrade Event shall occur when the Parent’s Corporate Rating falls below BB- by S&P and Ba3 by Moody’s;

Second Funding Date means 1 July 2006;

Securitisation Availability Period means the period from and including the Funding Date to (but excluding) the Programme Termination Date;

Security Trustee means Citicorp Trustee Company Limited and/or any other person acting as security trustee from time to time pursuant to the Master Purchaser Deed of Charge;

Seller Account means, in respect of a payment to be made in EUR, the relevant Seller EUR Account, in respect of a payment to be made in US$, the relevant Seller US$ Account and in respect of a payment to be made in sterling, the relevant Seller GBP Account;

Seller Credit and Collection Procedures means:

(a)	in respect of BSM, the origination, credit and collection procedures employed by BSM from time to time in relation to the provision and sale of polyolefin products and related services signed for the purposes of identification on the 2013 Closing Date by Freshfields Bruckhaus Deringer LLP and Clifford Chance LLP; and

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(b)	in respect of LCN, the origination, credit and collection procedures employed by LCN from time to time in relation to the provision and sale of polyolefin products and related services signed for the purposes of identification on the 2013 Closing Date by Freshfields Bruckhaus Deringer LLP and Clifford Chance LLP;

Seller EUR Account means, in the case of either Seller, account number 10792551 in the name of Basell Finance Company B.V. with Citibank N.A., London Branch, or such other account or accounts of the Sellers with a bank as may, following prior written notification to the Master Purchaser, the Security Trustee and the Funding Agent, and with the prior written consent of the Funding Agent, be utilised for the time being for the purposes of payment to the Sellers of amounts due and payable to them in EUR under the Master Receivables Purchase Agreement;

Seller GBP Account means, in the case of either Seller, account number 10792586 in the name of Basell Finance Company B.V. with Citibank N.A., London Branch, or such other account or accounts of the Sellers with a bank as may, following prior written notification to the Master Purchaser, the Security Trustee and the Funding Agent, and with the prior written consent of the Funding Agent, be utilised for the time being for the purposes of payment to the Sellers of amounts due and payable to them in GBP under the Master Receivables Purchase Agreement;

Sellers means BSM and LCN in their respective capacities as sellers of Receivables to the Master Purchaser under the Master Receivables Purchase Agreement;

Seller US$ Account means the US$ denominated account with account number 10792578 in the name of Basell Finance Company B.V. with Citibank N.A., London Branch or such other account or accounts of the Sellers with a bank as may, following prior written notification to the Master Purchaser, the Security Trustee and the Funding Agent, and with the prior written consent of the Funding Agent, be utilised for the time being for the purposes of payment to the Sellers of amounts due and payable to them in US$ under the Master Receivables Purchase Agreement;

Seller Warranties means the representations and warranties of each Seller set out in Part A (Representations and Warranties relating to the Sellers) of Schedule 1 to the Master Receivables Purchase Agreement;

Senior Expenses Discount Percentage means, on any Determination Date:

(Ax1.5xB)
360

where:

A	is as at such Determination Date, the fraction (expressed as a percentage) obtained by dividing the Estimated Master Purchaser Senior Expenses as at such Determination Date; by the aggregate EUR Equivalent of the Outstanding Balances of all Purchased Receivables as at such Determination Date;

B	is the highest three month rolling average Turnover Ratio at any time during the period of 12 consecutive complete calendar months immediately preceding such Determination Date;

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Servicers means the persons appointed by the Master Purchaser as “Servicers” under the Servicing Agreement to provide administration and collection services in relation to the Purchased Receivables, being at the 2013 Closing Date, BSM and LCN;

Servicer Default means the occurrence of any of the events described in Schedule 4;

Servicer Fee Percentage means 0.15 per cent.;

Servicer Fee Reserve Percentage means the percentage calculated as at each Determination Date as:

A	xA
360

where:

A	is the Servicer Fee Percentage; and

B	is the highest three-month rolling average Turnover Ratio at any time during the period of 12 consecutive complete Determination Periods immediately preceding such Determination Date;

Servicer’s Daily Report means the daily report substantially in the form of Part D (Form of Servicer’s Daily Report) of Schedule 1 to the Servicing Agreement or in such other form as may from time to time be agreed between the Servicers and the Funding Agent and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time prepared by the Master Servicer and delivered to the Master Purchaser and the Funding Agent in accordance with Clause 11.7 (Servicer’s Daily and Weekly Reports) of the Servicing Agreement;

Servicer’s Determination Reports means a Servicer’s Monthly Report or a Servicer’s Monthly Settlement Report, as the case may be;

Servicer’s Monthly Report means the monthly report substantially in the form of Part A (Form of Servicer’s Monthly Report) of Schedule 1 to the Servicing Agreement or in such other form as may from time to time be agreed between the Servicers and the Funding Agent and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time prepared by the Master Servicer and delivered to the Master Purchaser and the Funding Agent in accordance with Clause 11.1 (Servicer’s Determination Reports) of the Servicing Agreement;

Servicer’s Monthly Settlement Report means a report in substantially the form of Part B (Form of Servicer’s Monthly Settlement Report) of Schedule 1 to the Servicing Agreement or in such other form as may from time to time be agreed between the Servicer and the Funding Agent and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time, prepared by the Master Servicer and delivered to the Master Purchaser and the Funding Agent in accordance with Clause 11.1 (Servicer’s Determination Reports) of the Servicing Agreement;

Servicer’s Weekly Report means the weekly report substantially in the form of Part C (Form of Servicer’s Weekly Report) of Schedule 1 to the Servicing Agreement or in such other form as may from time to time be agreed between the Servicers and the Funding Agent and containing such additional information as the Master Purchaser or the Funding Agent may reasonably request from time to time prepared by the Master Servicer and delivered to the Master Purchaser and the Funding Agent in accordance with Clause 11.6 (Servicer’s Daily and Weekly Reports)] of the Servicing Agreement;

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Servicer Reports means a Servicer’s Monthly Report, a Servicer’s Monthly Settlement Report, a Servicer’s Weekly Report or a Servicer’s Daily Report, as the case may be;

Servicing Agreement means the servicing agreement dated on or about 4 May 2010 and amended and restated on or about the 2013 Closing Date relating to Purchased Receivables between the Master Purchaser, BSM, LCN, the Funding Agent and the Security Trustee;

Servicing Fees means the fees referred to in Clause 17 (Servicing Fees) of the Servicing Agreement;

Settlement Date means the fourth Business Day after each Reporting Date, or, if such day is not a Business Day, the next following Business Day;

Solvency Certificate means each solvency certificate executed by BSM and/or LCN in the form set out in Schedule 2 (Form of Solvency Certificate) to the Master Receivables Purchase Agreement;

Spanish Legal Opinion means a legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or after the 2013 Closing Date as to relevant matters of Spanish law in a form satisfactory to the Funding Agent.

Special Concentration Limit has the meaning set out in paragraph (x) of Schedule 5;

Specified Group has the meaning given to it in the Ancillary Agreement;

Subordinated VLNs means the EUR Subordinated VLN and the US$ Subordinated VLN;

Subordinated VLN Conditions means in respect of the EUR Subordinated VLN, the EUR Subordinated VLN Conditions and, in respect of the US$ Subordinated VLN, the US$ Subordinated VLN Conditions;

Subordinated VLN Interest Rate, in respect of the EUR Subordinated VLN, has the meaning given to it in the EUR Subordinated VLN Conditions and, in respect of the US$ Subordinated VLN, has the meaning given to it in the US$ Subordinated VLN Conditions;

Subordinated VLN Facilities means together the EUR Subordinated VLN Facility and the US$ Subordinated VLN Facility;

Subordinated VLN Facility Agreements means the EUR Subordinated VLN Facility Agreement and the US$ Subordinated VLN Facility Agreement;

Subordinated VLN Facility Provider means BSM;

Subordinated VLN Final Maturity Date means the date on which the relevant Subordinated VLN becomes due and payable;

Subordinated VLN Grid in relation to a EUR Subordinated VLN, the Grid scheduled to such BSM EUR Subordinated VLN and in relation to a US$ Subordinated VLN, the Grid scheduled to such US$ Subordinated VLN;

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Subordinated VLN Holders means the holders of the EUR Subordinated VLN and the US$ Subordinated VLN;

Subordinated VLN Initial Funding Request means:

(a)	in the case of an offer of a EUR Subordinated VLN, an offer substantially in the form set out in Schedule 5 (Form of EUR Subordinated VLN Initial Funding Request) to the EUR Subordinated VLN Facility Agreement; and

(b)	in the case of an offer of a US$ Subordinated VLN, an offer substantially in the form set out in Schedule 5 (Form of US$ Subordinated VLN Initial Funding Request) to the US$ Subordinated VLN Facility Agreement;

Subordinated VLN Principal Amount Outstanding means the aggregate of the EUR Subordinated VLN Principal Amount Outstanding and the EUR Equivalent of the US$ Subordinated VLN Principal Amount Outstanding or, where the context requires, either the EUR Subordinated VLN Principal Amount Outstanding or the US$ Subordinated VLN Principal Amount Outstanding;

Subordinated VLN Principal Payment in respect of the EUR Subordinated VLN has the meaning given to it in EUR Subordinated VLN Condition 4.3 and in respect of the US$ Subordinated VLN has the meaning given to it in US$ Subordinated VLN Condition 4.3;

Subordinated VLN Termination Event means each event listed in Condition 6 of the relevant Subordinated VLN;

Subsidiary means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent or a Seller or one or more Subsidiaries of the Parent or a Seller or the Parent or a Seller, as the case may be, and one or more Subsidiaries;

SWIFT means Society for Worldwide International Financial Telecommunication;

TARGET means Trans-European Automated Real-time Gross settlement Express Transfer system;

TARGET Day means a day on which the TARGET system is open for settlement of payments in EUR;

Taxes means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed or levied by or on behalf of Belgium, the United Kingdom, any other Eligible Country, Ireland or the United States of America, together with any interest, charges or penalties thereon and Tax and Taxation and similar words shall be construed accordingly;

Termination Event means the occurrence of any of the events set out in Schedule 3;

Termination Event Notice means a written notice given by the Master Purchaser (or the Funding Agent on its behalf) to each of the Sellers and the Servicers that a Termination Event has occurred and is continuing and that Clause 7.1 (Termination Event – no further obligation to purchase) of the Master Receivables Purchase Agreement applies;

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Third Party Note Purchaser means any person (other than an existing Note Purchaser) to whom a Note Purchaser may transfer all or any part of its commitments under, in respect of and in accordance with the Variable Funding Agreement or a person who is a third party Note Purchaser pursuant to the provisions Clause 7 (Declining Committed Purchaser) of the Intercreditor and Indemnity Deed;

Third Party Note Purchaser European Programme Limit means, in respect of any Third Party Note Purchaser, such amount (in Euro) as may be notified in writing to the Master Purchaser, BSM, the Security Trustee, the existing Note Purchasers, any other Third Party Note Purchaser and the Funding Agent in connection with a transfer or syndication of an existing Note Purchaser’s commitment to that Third Party Note Purchaser in accordance with the Variable Funding Agreement and the Conditions of the Notes issued thereunder or in connection with that Third Party Note Purchaser agreeing to provide an additional commitment in accordance with Clause 7 (Declining Committed Purchaser) of the Intercreditor and Indemnity Deed or, in each case, as may subsequently be notified in writing to such parties in connection with a transfer or syndication by that Third Party Note Purchaser of its commitment in accordance with the Variable Funding Agreement and the Conditions of the Notes issued thereunder (provided that any such amount so notified, when aggregated with the then applicable Note Purchaser Programme Limits and all other then applicable Third Party Note Purchaser European Programme Limits equal the then applicable European Programme Limit);

Third Party Note Purchaser Proportion means, in respect of any Third Party Note Purchaser, such percentage as may be notified in writing to the Master Purchaser, each Seller, the Security Trustee and the Funding Agent in connection with a transfer or syndication of an existing Note Purchaser’s commitment to that Third Party Note Purchaser in accordance with the Variable Funding Agreement and the Conditions of the Notes issued thereunder or in connection with that Third Party Note Purchaser agreeing to provide an additional commitment in accordance with Clause 7 (Declining Committed Purchaser) of the Intercreditor and Indemnity Deed or, in each case, as may subsequently be notified in writing to such parties in connection with a transfer or syndication by that Third Party Note Purchaser of its commitment in accordance with the Variable Funding Agreement and the Conditions of the Notes issued thereunder (provided that any such percentage so notified, when aggregated with the then applicable Relevant Proportions for each Committed Note Purchaser and all other then applicable Third Party Note Purchaser Proportions equals 100 per cent.);

Three-Month Default Ratio means, for any Determination Period the average of the Default Ratio calculated as at the Determination Date on which such Determination Period ends and as at the two immediately preceding Determination Dates;

Transaction Documents means the Master Receivables Purchase Agreement, the Deeds of Amendment and Restatement, the Deed of Termination and Release, the Servicing Agreement, the Corporate Services Agreement, each Master Purchaser Security Document, the Variable Funding Agreement, each Note, the Subordinated VLN Facility Agreements, the Subordinated VLNs, the Parent Undertaking, the Intercreditor and Indemnity Deed, each Account Bank Agreement, this Deed and any other agreement or document executed pursuant to or in connection with any of the foregoing;

Transaction Party means each Conduit Manager, Conduit Purchaser, Committed Purchaser, the Corporate Administrator, the Funding Agent, the Issuer, the Master Purchaser, the Master Servicer, each Noteholder, each Note Purchaser, the Parent, the Receivables Purchaser Transaction Account Bank, the Security Trustee, each Seller, each Servicer, the Subordinated VLN Facility Provider and each Uncommitted Purchaser;

Execution version

Turnover Ratio means an amount determined as at each Determination Date as:

Ax30	x2
B

where:

A	is the aggregate EUR Equivalent of the Outstanding Balance of all Purchased Receivables as at such Determination Date less the sum of all Unapplied Cash, Unapplied Credit Notes and Volume Rebate Credits as at such Determination Date; and

B	is the aggregate EUR Equivalent amount of all Collections received during the immediately preceding Determination Period but excluding the EUR Equivalent Amount of any amounts received or to be received in respect of Deemed Collections;

Unanimous Purchaser Instruction means an instruction, in writing, from a Note Purchaser or Note Purchasers whose total commitments to provide Variable Funding Facilities under the Variable Funding Agreement are in aggregate equal to 100 per cent. of the European Programme Limit;

Unapplied Cash means, on any date, the sum of:

(a)	the EUR Unapplied Cash; and

(b)	the EUR Equivalent of the US$ Unapplied Cash;

each as at such date;

Unapplied Credit Note means the maximum face amount of any credit note, refund, discount, adjustment or allowance (but excluding any Volume Rebate Credits) issued by a Seller which has not been applied to reduce or offset the Outstanding Balance of Receivables owed by any Obligor;

Unbilled EUR Receivable means an Unbilled Receivable that is a EUR Receivable;

Unbilled Receivables means a Receivable with respect to which:

(a)	the goods to which such Receivable relate have been delivered to the Obligor in accordance with the relevant Contract;

(b)	the Relevant Seller has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it (other than customary warranty obligations) in accordance with the relevant Contract; and

(c)	the applicable Seller has not produced, and submitted to the Obligor, an invoice;

Unbilled Receivables Adjustment Percentage means as at any Determination Date, the greater of:

(a)	Zero; and

Execution version

(b)	2 multiplied by the highest Unbilled Receivables Adjustment Ratio at any time during the period of 12 consecutive complete Determination Periods ending on such Determination Date;

Unbilled Receivables Adjustment Ratio means, as at any Determination Date, the fraction (expressed as a percentage) calculated by dividing:

(a)	the greater of:

(i)	zero; and

(ii)	the sum of the EUR Equivalent of the Outstanding Balances of all Unbilled Receivables arising during the Determination Period ending on such Determination Date (each such Outstanding Balance for the purposes of this definition being the EUR Equivalent of the amount recorded as owing by the relevant Obligor in the records of a Seller as at the date on which such Unbilled Receivable arose) less the aggregate EUR Equivalent face amount of all Invoices issued by the Relevant Seller in respect of such Unbilled Receivables during the Determination Period ending on such Determination Date; by

(b)	the aggregate EUR Equivalent face amount of all Invoices issued by the Relevant Seller in respect of Unbilled Receivables during the Determination Period ending on such Determination Date;

Unbilled US$ Receivable means an Unbilled Receivable that is a US$ Receivable;

Uncommitted Purchaser means a party listed in Part B of Schedule 1 (Uncommitted Purchaser and Related Committed Purchaser) to the Variable Funding Agreement in the column entitled “Uncommitted Purchaser”, and any Third Party Note Purchaser that has agreed to the transfer of all or any part of an Uncommitted Purchaser’s commitments under the Variable Funding Agreement and any Note and any Person that has become a Noteholder and an Uncommitted Purchaser under the Variable Funding Agreement;

Underwriting Fee has the meaning given to it in the Ancillary Agreement;

Unutilised Commitment Amount for any Committed Purchaser shall mean:

(a)	the Note Purchaser Programme Limit in respect of the relevant Committed Purchaser as of the immediately preceding Determination Date; less

(i)	in the case of any Citibank Committed Purchaser, the aggregate EUR Equivalent of the Principal Amount Outstanding of all Notes held by that Citibank Committed Purchaser to the extent funded by the payment of any Initial Subscription Price or any Further Subscription Price by that Citibank Committed Purchaser under the terms and subject to the conditions of the Variable Funding Agreement; or

(ii)	in the case of Regency, the aggregate EUR Equivalent of the Principal Amount Outstanding of all Notes held by Regency to the extent funded by its backup liquidity facility or any other backup financing arrangement; or

Execution version

(iii)	in the case of BANA, the aggregate EUR Equivalent of the Principal Amount Outstanding of all Notes held by BANA to the extent that the On-Books Reference Rate applies for the determination of the Interest Rate in respect of the relevant Interest Period;

US$ Aggregate Loss and Dilution Reserve means, as at any Determination Date, an amount equal to the product of:

(a)	the Aggregate Loss and Dilution Reserve Percentage on such date; multiplied by

(b)	the US$ Net Receivables Pool Balance on such date;

US$ Capital means the aggregate Principal Amount Outstanding under the US$ Notes from time to time, provided that if such aggregate Principal Amount Outstanding of the US$ Notes shall have been reduced by any payment by or on behalf of the Issuer and such payment shall be rescinded or must otherwise be returned for any reason, the US$ Capital shall be deemed to be increased by the amount so rescinded or required to be returned;

US$ Discount Collections Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will be debited with the aggregate of all amounts in US$ which have been applied in paying the Master Purchaser Expenses and credited with the aggregate of all amounts received in US$ for the account of the Master Purchaser into a Master Purchaser Account in respect of LCN Purchased US$ Receivables which are not Defaulted Receivables and which represent the Discount element of such LCN Purchased US$ Receivables;

US$ Discount Percentage means, as at any Determination Date the sum of:

(a)	the US$ Notes Discount Percentage; and

(b)	the US$ Subordinated VLN Discount Percentage;

US$ DPP Collections means in respect of a Seller on any Determination Date:

A - (B + C + D)

where:

A	is the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the LCN Purchased US$ Receivables during the immediately preceding Determination Period;

B	is the Relevant Seller Proportion for such Seller as at such Determination Date the aggregate of the amounts which will become payable in accordance with paragraphs (a) and (b) of the Master Purchaser US$ Pre-Enforcement Priority of Payments or Master Purchaser US$ Post-Enforcement Priority of Payments (as applicable) on the immediately succeeding Settlement Date;

C	is the Relevant Seller Proportion for such Seller as at such Determination Date the amount of principal in respect of the US$ Notes which is payable on the immediately succeeding Settlement Date; and

D	is the Relevant Seller Proportion for such Seller as at such Determination Date the aggregate amount of principal in respect of the BSM US$ Subordinated VLN that is repayable on the immediately succeeding Settlement Date;

Execution version

US$ DPP Collections Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate of all amounts received for the account of the Master Purchaser into all Master Purchaser Accounts in relation to the LCN Purchased US$ Receivables which represent DPP Collections; and

(b)	be debited with:

(i)	the aggregate of all amounts which have been paid by the Master Purchaser to LCN in respect of Deferred Purchase Price of Purchased US$ Receivables in accordance with Clause 3.10 (Payment of Deferred Purchase Price) of the Master Receivables Purchase Agreement; and

(ii)	the aggregate amount of the Master Purchaser Expenses payable in US$;

US$ Equivalent means, as of any date:

(a)	in relation to an amount in US$, that amount; and

(b)	in relation to an amount in any other currency, the amount obtained by applying the rate for converting the relevant currency into US$ at the US$ Spot Rate;

US$ Facility Limit means:

(a)	in respect of Citibank and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the Citibank Proportion of the Maximum US$ VLN Amount; and

(ii)	the US$ Equivalent of Citibank European Programme Limit;

(b)	in respect of BANA and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the BANA Proportion of the Maximum US$ VLN Amount; and

(ii)	the US$ Equivalent of BANA European Programme Limit;

(c)	in respect of Regency and its Related Uncommitted Purchaser, in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the HSBC Proportion of the Maximum US$ VLN Amount; and

(ii)	the US$ Equivalent of the HSBC European Programme Limit;

(d)	in respect of a Third Party Note Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	that Third Party Note Purchaser’s Third Party Proportion of the Maximum US$ VLN Amount; and

(ii)	that Third Party Note Purchaser’s European Programme Limit,

in each case as applicable and as the context may so require;

Execution version

US$ Further Subscription Price means, in relation to a US$ Note, an amount in US$ equal to the difference between the par value of such US$ Note prior to the relevant Further Funding Request and the par value of such US$ Note following the acceptance of the Further Funding Request, such amount being specified by the Issuer in the respective Further Funding request;

US$ Initial Subscription Price means, in relation to a US$ Note, an amount in US$ equal to the initial par value of such US$ Note, such amount being specified by the Issuer in the Initial Funding Request;

US$ Libor Rate means the London Interbank offered rate for deposits in US$ for periods of one month which appears on Bloomberg page “BBAM” or such other page as may replace page “BBAM” at or about 11.00 a.m. on a date upon which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in US$;

US$ Net Receivables Pool Balance means at any time the Outstanding Balance of all Purchased US$ Receivables reduced (for the avoidance of doubt without double counting or duplication) by the sum of:

(a)	the Outstanding Balance of such Purchased US$ Receivables that are (i) not Eligible Receivables or (ii) Defaulted Receivables or Delinquent Receivables, in each case, as set out in the most recently delivered Servicer’s Monthly Report;

(b)	the aggregate outstanding amount of deposits or advance payments received in US$ by a Seller from any Obligors which are not Collections received in respect of Purchased US$ Receivables as set out in the most recently delivered Servicer’s Monthly Report;

(c)	the aggregate amount of US$ Unapplied Cash in respect of Pool Receivables at such time;

(d)	the aggregate amount of:

(i)	US$ Unapplied Credit Notes;

(ii)	US$ Overdue Credit Notes; and

(iii)	all other credit notes, refunds, discounts, allowances or reserve invoices permitted or issued by a Seller against any Purchased US$ Receivable at such time as set out in the most recently delivered Servicer’s Monthly Report;

(e)	the aggregate of all potential set-off amounts representing amounts in US$ owed by a Seller to an Obligor as set out in the most recently delivered Servicer’s Monthly Report;

(f)	the sum of

(i)	the amount of any issued but outstanding Volume Rebate Credits in respect of US$ Receivables; plus

(ii)	as reasonably estimated by the Seller, the amount of the Volume Rebate Credits that are expected to be issued in the two months, or, in the case of Settlement Dates falling in December and January, in the three months following the most recent Determination Date or such other amount as the Funding Agent reasonably requires as a result of any change to any Seller’s rebate process;

Execution version

(g)	the US$ Unbilled Receivables Adjustment Amount; and

(h)	the US$ Equivalent of the EUR/US$ Exchange Ratio Adjustment Amount;

US$ Note means a loan note issued by the Issuer under the Variable Funding Agreement, denominated in US$ and issued in registered form substantially in the form set out in Schedule 2 (Form of Note) to the Variable Funding Agreement with the Conditions set out in Schedule 3 (Terms and Conditions) to such Variable Funding Agreement;

US$ Notes Discount Percentage means, on any Determination Date:

(1.5xA)+B	xC
360

where:

A	is the greater of:

(a)	3 per cent.; and

(b)	the US$ LIBOR Rate, save that if the US$ LIBOR Rate is not available, the then highest Alternate Rate shall apply;

B	is the Applicable Margin; and

C	is the highest three month rolling average Turnover Ratio at any time during the period of 12 consecutive complete calendar months immediately preceding such Determination Date;

US$ Overdue Credit Notes means Overdue Credit Notes denominated in US$;

US$ PoP Reserve Amounts has the meaning given to it in Clause 3.3(a) of the Master Purchase Agreement;

US$ Post-Enforcement Priority of Payments means the order of priority of payments set out in Part B (Post-Enforcement Priorities of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed and reference to a particular item of the US$ Post Enforcement Priority of Payments is to the corresponding paragraph of Schedule 2 to the Intercreditor and Indemnity Deed;

US$ Pre-Enforcement Priority of Payments means the order of priority of payments set out in Part A (Pre-Enforcement Priority of Payments) of Schedule 2 to the Intercreditor and Indemnity Deed and reference to a particular item of the US$ Pre Enforcement Priority of Payments is to the corresponding paragraph of Schedule 2 to the Intercreditor and Indemnity Deed;

US$ Receivable means a Receivable that is denominated and payable in US$;

Execution version

US$ Receivables Ledger means the ledger maintained by the Master Servicer in accordance with the terms of the Servicing Agreement which will:

(a)	be debited with the aggregate Outstanding Balance of all Purchased US$ Receivables; and

(b)	be credited with the aggregate of all Collections made in respect of Purchased US$ Receivables;

US$ Reserve Ledger means the ledger maintained by the Master Servicer in accordance with the Servicing Agreement which will:

(a)	be credited with the aggregate of the Purchase Price of the Purchased US$ Receivables less the aggregate of the Initial Purchase Price elements of such Purchased US$ Receivables as at the Payment Date in respect of such Purchased US$ Receivables; and

(b)	be debited with the aggregate US$ Equivalent of all amounts which have been received by the Master Purchaser or by BSM or LCN (in their capacities as Servicers) on behalf of the Master Purchaser as US$ DPP Collections;

US$ Reserves means, as at any Determination Date, the sum of the US$ Aggregate Loss and Dilution Reserve and the US$ Yield / Fee Reserve each calculated as at such Determination Date;

US$ Spot Rate means the Funding Agent’s spot rate of exchange for the purchase of the Base Currency with amounts denominated in US$, in the London foreign exchange market at or about 11:00am on a particular day;

US$ Subordinated VLN means each subordinated variable loan note issued by the Issuer and subscribed for by BSM pursuant to the US$ Subordinated VLN Facility Agreement, denominated in US$ and issued in registered form substantially in the form set out in Schedule 1 (Form of US$ Subordinated VLN) to the US$ Subordinated VLN Facility Agreement;

US$ Subordinated VLN Conditions means the terms and conditions of the US$ Subordinated VLN as set out in Schedule 2 (Terms and Conditions) to the US$ Subordinated VLN Facility Agreement;

US$ Subordinated VLN Discount Percentage means, on any Determination Date:

AxB
360

where:

A	is the Subordinated VLN Interest Rate applicable to the US$ Subordinated VLN;

B	is the highest three-month rolling average Turnover Ratios at any time during the period of 12 consecutive complete calendar months immediately preceding such Determination Date;

Execution version

US$ Subordinated VLN Facility means the subordinated note issuance facility extended by BSM in its capacity as a Subordinated VLN Facility Provider to the Master Purchaser pursuant to the US$ Subordinated VLN Facility Agreement and the US$ Subordinated VLN, to fund the US$ Subordinated VLN Required Amount from time to time on terms and subject to conditions set out therein;

US$ Subordinated VLN Facility Agreement means the facility agreement dated on or about 28 April 2010 and amended and restated on or about the 2013 Closing Date between the Master Purchaser, the Security Trustee, the Funding Agent and BSM in its capacity as a Subordinated VLN Facility Provider;

US$ Subordinated VLN Holder means the registered holder of the US$ Subordinated VLN issued pursuant to the US$ Subordinated VLN Facility Agreement;

US$ Subordinated VLN Holder’s Account means the US$ denominated account notified to the Master Purchaser and the Funding Agent in writing from time to time by a US$ Subordinated VLN Holder for the receipt of payment in respect of the US$ Subordinated VLN held by that US$ Subordinated VLN Holder;

US$ Subordinated VLN Initial Subscription Price means, in relation to a US$ Subordinated VLN, an amount equal to the initial par value of such US$ Subordinated VLN, such amount specified by the Master Purchaser in the Subordinated VLN Initial Funding Request relating to such US$ Subordinated VLN;

US$ Subordinated VLN Principal Amount Outstanding means, on any given date in respect of a US$ Subordinated VLN:

(a)	the initial par value of the US$ Subordinated VLN, less

(b)	the aggregate amount of all Subordinated VLN Principal Payments in respect of such US$ Subordinated VLN that have become due and payable and have been paid on or prior to such given date, plus

(c)	the aggregate amount of each payment of a Further Advance (as defined in Clause 5.4 (Further Advances) of the US$ Subordinated VLN Facility Agreement) in respect of such US$ Subordinated VLN;

US$ Subordinated VLN Required Amount means on any date, an amount equal to:

(a)	the aggregate Initial Purchase Price that falls due or has fallen due for payment by the Master Purchaser on or before such date in respect of all Purchased US$ Receivables which are outstanding at such date; plus

(b)	such additional amount as may be required on such date to repay in full any US$ Note on its Final Maturity Date (taking into account any amount available to be advanced pursuant to the Variable Funding Agreement in respect of the other US$ Notes on such date); less

(c)	the aggregate Principal Amount Outstanding under the US$ Notes (taking into account any amount to be advanced in respect of the US$ Notes on such date) as at such date,

or in each case such higher amount as shall have been notified to the Master Purchaser (with a copy to each Servicer, the Master Servicer and the Funding Agent) by BSM;

Execution version

US$ Unapplied Cash means, on any date, the aggregate amount of cash collections and other cash proceeds received in US$ on or prior to such date for payment in respect of or on account of Receivables, the Obligors in respect of which such collections or proceeds have been received, or the Receivable to which such US$ collections or proceeds relate, have not been identified;

US$ Unapplied Credit Note means an Unapplied Credit Note denominated in US$;

US$ Unbilled Receivables Adjustment Amount means, as at each Determination Date, an amount equal to the aggregate Outstanding Balance of all Unbilled US$ Receivables that are Eligible Receivables as at such Determination Date multiplied by the Unbilled Receivables Adjustment Percentage as at such Determination Date;

US$ Yield / Fee Reserve means an amount calculated as at each Determination Date equal to the sum of:

(a)	the aggregate amount of all unpaid interest in respect of the US$ Notes and the Subordinated US$ VLNs which has accrued up to (and including) such Determination Date together with all such interest which will accrue from such Determination Date up to (but excluding) the immediately succeeding Settlement Date;

(b)	the aggregate amount of all unpaid Fees payable in US$ which have accrued up to (and including) such Determination Date together with all such Fees payable in US$ which will accrue from such Determination Date up to (but excluding) the immediately succeeding Settlement Date;

(c)	the Yield / Fee Reserve Percentage as at such Determination Date multiplied by the outstanding US$ Capital as at such Determination Date; and

(d)	the Servicer Fee Reserve Percentage multiplied by:

(i)	the aggregate Outstanding Balance of the Purchased US$ Receivables as at such Determination Date; less

(ii)	the aggregate of all Dilutions in respect of Purchased US$ Receivables as at such Determination Date;

Utilisation means the subscription and purchase by a Note Purchaser of a Note under the Variable Funding Agreement;

Value Added Tax and VAT shall be construed as a reference to value added tax under laws of any jurisdiction;

Variable Funding Agreement means the agreement dated on or about 28 April 2010 and amended and restated on or about the 2013 Closing Date between the Issuer, the Note Purchasers, the Conduit Managers, the Security Trustee, the Funding Agent and the Sellers relating to the issues of the Notes;

Variable Funding Facilities means the note issuance facilities to be made available by each Note Purchaser under clause 2.1 (Variable Funding Facilities) of the Variable Funding Agreement;

Execution version

Variable Funding Facility Limit means:

(a)	in respect of Citibank and its Related Uncommitted Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the Citibank Proportion of the Maximum VLN Amount; and

(ii)	the Citibank European Programme Limit;

(b)	in respect of BANA and its Related Uncommitted Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the BANA Proportion of the Maximum VLN Amount; and

(ii)	the BANA European Programme Limit;

(c)	in respect of Regency and its Related Uncommitted Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	the HSBC Proportion of the Maximum VLN Amount; and

(ii)	the HSBC European Programme Limit;

(d)	in respect of a Third Party Note Purchaser in relation to the Notes and the Variable Funding Facilities, the lower of:

(i)	that Third Party Note Purchaser’s Third Party Note Purchaser Proportion of the Maximum VLN Amount; and

(ii)	that Third Party Note Purchaser’s Third Party Note Purchaser European Programme Limit,

in each case as applicable and as the context may so require;

Volume Rebate Credit means at any time the aggregate amount of all credits against the price of goods to be supplied by BSM to Obligors following the date of issue of the Volume Rebate Letters relating thereto granted by BSM pursuant to the terms of the Volume Rebate Letters relating thereto and issued by BSM to certain Obligors;

Volume Rebate Letter means, in relation to BSM, a letter from BSM to an Obligor granting a Volume Rebate Credit substantially in the form contained in Appendix C to the Ancillary Agreement or on alternative terms that do not permit the Obligor to set off the Volume Rebate Credit against outstanding Receivables;

Voting Stock of any person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such person (including, without limitation, general partners of a partnership), other than stock or equity interests having such power only by reason of the happening of a contingency;

Execution version

Yield / Fee Reserve means an amount calculated as at each Determination Date equal to the sum of:

(a)	the Yield / Fee Reserve Percentage as at such Determination Date multiplied by the outstanding Capital as at such Determination Date; and

(b)	the Servicer Fee Reserve Percentage multiplied by:

(i)	the aggregate EUR Equivalent of the Outstanding Balance of the Purchased Receivables as at such Determination Date; less

(ii)	the aggregate EUR Equivalent of all Dilutions in respect of Purchased Receivables as at such Determination Date;

Yield / Fee Reserve Percentage means a percentage calculated as at each Determination Date equal to:

[	1.5x(A+B)	]	xC
360

where:

A	is the higher of:

(a)	3 per cent; and

(b)	the Euribor Rate, save that if the Euribor Rate is not available, the then highest applicable Alternate Rate shall apply;

B	is the Applicable Margin; and

C	is the highest three-month rolling average Turnover Ratio at any time during the period of 12 consecutive complete Determination Periods ending on such Determination Date.

2.3 Any reference in any Transaction Document to:

administration, bankruptcy, liquidation, dissolution, receivership or winding-up of a person shall be construed so as to include any equivalent or analogous proceedings (including any suspension of payments) under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;

agreed form means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification;

Clause, Recital, Appendix or Schedule in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document;

EUR or € or euro means the currency introduced at the commencement of the third stage of European Economic and Monetary Union as of 1 January 1999 pursuant to the Treaty establishing the European Communities (as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam);

Execution version

holding company means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary;

including shall be construed as meaning including without limitation;

indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a person shall be construed as being insolvent if such person goes into administration, bankruptcy, liquidation, dissolution, receivership or winding up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets;

month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);

person or Person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

Pounds Sterling, pounds, sterling, GBP or £ means the lawful currency as at the date of this Deed of the United Kingdom and Northern Ireland;

stamp duty shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same);

subsidiary of a company or corporation shall be construed as a reference to any company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a subsidiary of another subsidiary of the first mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

US or United States shall be construed as a reference to the United States of America;

US$, USD, Dollars or $ means the lawful currency as at the date of this Deed of the United States of America;

Execution version

Value Added Tax and VAT shall be construed as a reference to value added tax under the laws of any jurisdiction.

2.4 Where a definition is stated to mean an amount (the first amount) which is the greater of zero and another amount (the second amount) if the second amount is also zero or is a negative amount, the first amount shall be deemed to mean zero.

2.5 When used in any of the Transaction Documents, the terms relevant Settlement Date, relevant Determination Date or relevant Determination Period will mean the Settlement Date, relative to a particular Determination Date and/or Determination Period, or the Determination Date relative to a particular Determination Period and/or Settlement Date or the Determination Period relative to a particular Determination Date and/or Settlement Date as the case may be.

2.6 Where a denominator in any fraction to be used in connection with any calculation in a definition is zero, the relevant fraction will be zero.

2.7 The headings in any Transaction Document shall not affect its interpretation. References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.

2.8 Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.

2.9 Unless the context otherwise requires, any reference in any Transaction Document to:

(a)	any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)	any statutory provision or legislative enactment shall be deemed also to refer to any re enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(c)	any party to a Transaction Document shall include references to its successors, transferees, permitted assignees and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time;

(d)	a person shall include a reference to an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context may require;

(e)	unless stated otherwise, any provision setting forth an obligation to pay an amount in respect of remuneration or costs or charges or expenses shall be inclusive of any applicable amount in respect of VAT or similar Tax charged or chargeable in respect thereof at any rate; and

(f)	the provisions contained in any schedule or appendix to any Transaction Document have effect as if they had been incorporated in such Transaction Document.

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2.10 Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrear on the basis of actual days elapsed and 360 days per annum.

2.11 Any determination of or in relation to any Purchased Receivable which is payable in Pounds Sterling (whether in relation to the Outstanding Balance of such Purchased Receivable, the Initial Purchase Price or Deferred Purchase Price in respect of such Purchased Receivable, or any Collections or Deemed Collections in relation to such Purchased Receivable or otherwise and including, for the avoidance of doubt, in relation to any calculation of any Reserve or Reserve Percentage or other calculation required for any purpose under any Transaction Document) and which is required to be made under or pursuant to any Transaction Document shall, unless provided otherwise, be made by using the Euro Equivalent of such Purchased Receivable.

2.12 A reference to a Determination Period or Determination Date in any definition or other provision of any other Transaction Document shall, to the extent such Determination Period or Determination Date would fall prior to the Funding Date, be construed as a reference to a complete calendar month and the last day of a complete calendar month respectively.

2.13 A Cash Control Event, a Servicer Default, or a Termination Event shall be deemed to be continuing unless waived in writing by the Funding Agent acting on a Unanimous Purchaser Instruction or, if capable of being cured, cured to the satisfaction of the Funding Agent acting on a Unanimous Purchaser Instruction.

3. AGREEMENT

The parties hereto acknowledge that the provisions contained in Clauses 3 (Agreement) to 23 (Trustee Act) (inclusive) shall, except where the context otherwise requires and save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.

4. JURISDICTION

Submission to Jurisdiction

4.1 Each party agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute (including, without limitation, claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by the Variable Funding Agreement, the Notes, the Subordinated VLN Facility Agreements, the Subordinated VLNs, the Master Purchaser Deed of Charge, the LCN Parent Undertaking, the BSM Parent Undertaking, the Master Receivables Purchase Agreement, the Servicing Agreement, the Intercreditor and Indemnity Deed, the Receivables Purchaser Account Bank Agreement and this Deed, to the extent that it is incorporated in any such document (the Relevant Transaction Documents), and any non-contractual obligations arising out of or in relation to the Relevant Transaction Documents or otherwise arising in connection with the same, and for such purposes irrevocably submits to the jurisdiction of the courts of England.

Forum Conveniens and Enforcement Abroad:

4.2 Each party:

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(a)	waives any objection to the choice of or submission to the courts of England and Wales on the grounds of inconvenient forum or otherwise as regards proceedings in connection with any Relevant Transaction Documents; and

(b)	agrees that a judgment, declaration or order (whether interim or final) of a court in England, in connection with any Relevant Transaction Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

Agents for Service of Process:

4.3 Without prejudice to any other mode of service:

(a)	unless expressly otherwise agreed in any of the Transaction Documents each of the Parent, BSM, LCN and the Subordinated VLN Facility Provider appoints the following as their respective agent for service of process relating to any proceedings before the courts of England and Wales pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Funding Agent:

Basell Polyolefins UK Ltd.

Carrington Works

Urmston

Manchester

United Kingdom

M31 4AJ

(b)	unless expressly otherwise agreed in any of the Transaction Documents each of the Master Purchaser and the Corporate Administrator appoints the following as their respective agent for service of process relating to any proceedings before the courts of England and Wales pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Funding Agent:

TMF Management (UK) Limited

Pellipar House, First Floor

9 Cloak Lane

London EC4R 2RU

United Kingdom

(c)	each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned; and

(d)	each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.

Non-exclusivity

4.4 Nothing in this Clause 4 (Jurisdiction) limits the right of a party to bring proceedings against the relevant party in connection with any Transaction Documents or any non-contractual obligations arising out of or in connection with any Transaction Document:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

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5. FURTHER ASSURANCES

Each of the parties agrees from time to time, at its expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that the Funding Agent may reasonably request to implement and/or give effect to each Transaction Document and the transactions contemplated thereby.

6. NOTICES

6.1 Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the number set out in Clause 6.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 6.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 6.1). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. (Central European Time) on the second Business Day following the date of posting,

provided that in each case where delivery by hand or fax occurs after 6.00 p.m. (Central European Time) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Master Purchaser, the Servicers, the Sellers and the Funding Agent.

6.2 The addresses and fax numbers of the parties for the purpose of Clause 6.1 are as follows:

THE PARENT

LYONDELL BASELL INDUSTRIES N.V.	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	For the attention of:	Stephane Vayron
	Fax:	+31 (0) 10 27 54 234
with a copy to:
Frank van Es

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	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234
with a copy to:
Claire Liu
	Address:	LyondellBasell Treasury 1221 McKinney P.O. Box 3646 Houston Texas 77253-3646 USA
	Fax:	+1 713 309 7136
with a copy to:
Eileen Cheng
	Address:	LyondellBasell LyondellBasell Tower Suite 300 1221 McKinney Street Houston TX 77010 USA
	Fax:	+1 713 309 4631

BSM AS SELLER, MASTER SERVICER, SERVICER AND THE SUBORDINATED VLN FACILITY PROVIDER

BASELL SALES & MARKETING COMPANY B.V.	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234
	For the Attention of:	Stephane Vayron
with a copy to:
Frank van Es
	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234

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with a copy to:
Peggy Van Bavel
	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234

LCN AS SELLER AND SERVICER

LYONDELL CHEMIE NEDERLAND B.V.	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234
	For the Attention of:	Stephane Vayron
with a copy to:
Frank van Es
	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234
with a copy to:
Peggy Van Bavel
	Address:	Groot Handelsgebow Stationsplein 45 3013 AK Rotterdam The Netherlands
	Fax:	+31 (0) 10 27 54 234

THE MASTER PURCHASER

BASELL POLYOLEFINS COLLECTIONS LIMITED	Address:	c/o TMF Administration Services Limited 53 Merrion Square Dublin 2 Ireland
	Fax:	+353 (1) 614 6250
	For the attention of:	TMF Administration Services Ltd

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with a copy to:
CITIBANK, N.A., LONDON BRANCH (as Funding Agent)
	Address:	Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB
	Fax:	+44 (0)20 7986 4705
	For the attention of:	Charles Prowse

THE CORPORATE ADMINISTRATOR

TMF ADMINISTRATION SERVICES LIMITED	Address:	53 Merrion Square, Dublin 2, Ireland
	Fax:	+353 (1) 614 6250
	For the attention of:	The Directors

THE FUNDING AGENT

CITIBANK, N.A., LONDON BRANCH	Address:	Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB
	Fax:	+44 (0)20 7986 4705
	For the attention of:	Charles Prowse

THE SECURITY TRUSTEE

CITICORP TRUSTEE COMPANY LIMITED	Address:	Agency and Trust 14th Floor Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB
	Fax:	+44 (0)20 7500 5877
	For the attention of:	Agency and Trust

THE RECEIVABLES PURCHASER TRANSACTION ACCOUNT BANK

CITIBANK, N.A., LONDON BRANCH	Address:	Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB
	Fax:	+44 (0)20 7986 4705
	For the attention of:	Charles Prowse

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COMMITTED PURCHASERS

BANK OF AMERICA, N.A., LONDON BRANCH	Address:	Bank of America N.A., London Branch 2 King Edward Street London EC1A 1HQ United Kingdom
	Fax:	0208 726 5101
	For the attention of:	George Ross / Rebecca Eason / Matthew Lockwood
	Email:	george.ross@baml.com / dg.emea_structured_loans@baml.com
CITIBANK N.A., LONDON BRANCH	Address:	c/o Citibank N.A., London Branch Citigroup Centre 33 Canada Square London E14 5LB United Kingdom
	Fax:	+44 (0)20 70678074
	For the attention of:	Charles Prowse, European Conduit Securitisation
REGENCY ASSETS LIMITED	Address:	Deutsche International Corporate Services (Ireland) Limited, 5 Harbourmaster Place, IFSC, Dublin 1, Ireland
	Telephone:	+353 1 680 6000
	Fax:	+353 1 680 6050
	For the attention of:	Company Secretary and Michael Carroll
	Email:	corporate.services@db.com and michael.carroll@db.com

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with a copy to:
Ingram Lyons and Graham Walton
	Address:	HSBC Bank PLC 8 Canada Square, London E145HQ, United Kingdom
	Fax:	+44 (0)207 991 4140
	Email:	ingram.lyons@hsbcib.com and graham.s.walton@hsbcib.com
with a copy to:
Alex Chesculescu and Victoria Lindsell
	Address:	HSBC Bank PLC 8 Canada Square, London E145HQ, United Kingdom
	Email:	alex.chesculescu@hsbc.com and victoria.lindsell@hsbcib.com
UNCOMMITTED PURCHASERS

CAFCO, LLC	Address:	c/o Citibank N.A. 750 Washington Boulevard Stamford, Connecticut 06901 USA
	Fax:	Fax: +1 914 274 9038
	For the attention of:	Conduit Management/Global Securitised Products
AND
	Address:	c/o Citibank N.A., London Branch Citigroup Centre 33 Canada Square London E14 5LB United Kingdom
	Fax:	+44 (0)20 70678074
Charles Prowse, European Conduit Securitisation
CHARTA, LLC	Address:	c/o Citibank N.A. 750 Washington Boulevard Stamford, Connecticut 06901 USA
	Fax:	Fax: +1 914 274 9038
	For the attention of:	Conduit Management/Global Securitised Products
AND

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	Address:	c/o Citibank N.A., London Branch Citigroup Centre 33 Canada Square London E14 5LB United Kingdom
	Fax:	+44 (0)20 70678074
Charles Prowse, European Conduit Securitisation
CIESCO, LLC	Address:	c/o Citibank N.A. 750 Washington Boulevard Stamford, Connecticut 06901 USA
	Fax:	Fax: +1 914 274 9038
	For the attention of:	Conduit Management/Global Securitised Products
AND
	Address:	c/o Citibank N.A., London Branch Citigroup Centre 33 Canada Square London E14 5LB United Kingdom
	Fax:	+44 (0)20 70678074
Charles Prowse, European Conduit Securitisation
CRC FUNDING, LLC	Address:	c/o Citibank N.A. 750 Washington Boulevard Stamford, Connecticut 06901 USA
	Fax:	Fax: +1 914 274 9038
	For the attention of:	Conduit Management/Global Securitised Products
AND
	Address:	c/o Citibank N.A., London Branch Citigroup Centre 33 Canada Square London E14 5LB United Kingdom
	Fax:	+44 (0)20 70678074
Charles Prowse, European Conduit Securitisation

Execution version

REGENCY ASSETS LIMITED	Address:	Deutsche International Corporate Services (Ireland) Limited, 5 Harbourmaster Place, IFSC, Dublin 1, Ireland
	Telephone:	+353 1 680 6000
	Fax:	+353 1 680 6050
	For the attention of:	Company Secretary and Michael Carroll
	Email:	corporate.services@db.com and michael.carroll@db.com
with a copy to:
Ingram Lyons and Graham Walton
	Address:	HSBC Bank PLC 8 Canada Square, London E145HQ, United Kingdom
	Fax:	+44 (0)207 991 4140
	Email:	ingram.lyons@hsbcib.com and graham.s.walton@hsbcib.com
with a copy to:
Alex Chesculescu and Victoria Lindsell
	Address:	HSBC Bank PLC 8 Canada Square, London E145HQ, United Kingdom
	Email:	alex.chesculescu@hsbc.com and victoria.lindsell@hsbcib.com

A party may notify any of the other parties to any of the Transaction Documents of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 6.2, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

7. DEFAULT INTEREST

7.1 If any sum due and payable by a Seller, a Servicer, the Parent or a Subordinated VLN Facility Provider is not paid on the due date therefor in accordance with the provisions of the relevant Transaction Documents or if any sum due and payable by a Seller, a Servicer, the Parent or the Subordinated VLN Facility Provider under any judgment or decree of any court in connection herewith is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of such Seller, such Servicer, the Parent or the Subordinated VLN Facility Provider to pay such sum (the balance thereof for the time being

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unpaid being herein referred to as an unpaid sum) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the person to whom such sum is payable.

7.2 During each such period relating thereto as is mentioned in Clause 7.1 an unpaid sum shall bear interest at the rate per annum which is the sum of two per cent. and the European Interbank offered rate for deposits in EUR for the period for which such rate is to be determined which appears on Bloomberg page “EBF” or such other page as may replace page “EBF” at or about 11.00 a.m. (London time) on the date upon which quotations would ordinarily be given by prime banks in the European Interbank Market for deposits in EUR or such other currency as such unpaid sum may be denominated for such period provided that, if, for any such period, no such offered rate appears on the said Reuters screen, the rate of interest applicable to such unpaid sum shall be the rate per annum at which Citibank N.A., London Branch was offering to prime banks in the European Interbank Market deposits in the currency in which such unpaid sum is denominated for the period for which such rate is to be determined.

7.3 Any interest which shall have accrued under Clause 7.2 in respect of an unpaid sum shall be due and payable and shall be paid by the applicable Seller, the applicable Servicer, the Parent or the Subordinated VLN Facility Provider (as the case may be) at the end of the period by reference to which it is calculated or on such other dates as the Person to whom such sum is owed may specify by written notice to the applicable Seller, the applicable Servicer, the Parent or the Subordinated VLN Facility Provider (as the case may be).

7.4 If the Issuer fails to pay when due any amount payable to an Affected Person under the Variable Funding Agreement or a Note, then interest shall be payable on such amount on the terms and subject to clause 15 of the Variable Funding Agreement.

8. FEES, COSTS, EXPENSES AND TAXATION

Costs and Expenses

8.1 Without prejudice to the provisions of the other Transaction Documents, BSM and LCN jointly and severally hereby agree (without double counting and duplication) from time to time to indemnify on a full after-Tax basis all claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred and properly documented) the Master Purchaser, the Security Trustee or the Funding Agent in connection with:

(a)	any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by a Seller, a Servicer, the Master Servicer, the Parent or a Subordinated VLN Facility Provider;

(b)	the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents including associated properly documented costs, fees and expenses (including legal expenses) incurred by each Note Purchaser and each Noteholder;

(c)	the exercise by the Master Purchaser, the Security Trustee or the Funding Agent of its rights to monitor compliance by the Sellers, the Servicers, the Master Servicer, the Parent or the Subordinated VLN Facility Provider with its obligations under the Transaction Documents;

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(d)	any audit by any such party and/ or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables, Collections and procedures relating to Collections, and

(e)	any currency redenomination solely as a result of a country ceasing to use euro as its currency,

and (for the avoidance of doubt) BSM and LCN shall pay to the Master Purchaser and each Note Purchaser, the Security Trustee, each Noteholder or the Funding Agent, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by the Master Purchaser, each Note Purchaser, the Security Trustee, each Noteholder or the Funding Agent).

Fees general

8.2 All invoices submitted to BSM under this Clause 8 shall be in reasonable detail, provided that invoices with respect to any audits performed pursuant to any of the Transaction Documents shall be in a form that is consistent with market practice (and the Funding Agent will give BSM prior notice of any quotes it receives as to the costs and expenses of such audits).

8.3 If BSM does not pay any of the fees referred to in this Clause 8, the Master Purchaser hereby undertakes that it shall pay such fees in accordance with Clause 8 to the Funding Agent to the extent that they have not been paid by BSM.

Alternate Collection Agent

8.4 Without prejudice to the provisions of the other Transaction Documents, BSM and LCN undertake jointly and severally that they shall on demand pay to the Master Purchaser such amounts as are required by the Master Purchaser to pay in full (on an after Tax basis) all costs, fees and expenses invoiced by the Alternate Collection Agent and charged to the Master Purchaser, the Funding Agent and/or the Security Trustee in connection or in respect of the appointment of the Alternate Collection Agent in accordance with the Servicing Agreement.

Duties and Taxes

8.5 Without prejudice to the provisions of the other Transaction Documents, BSM and LCN shall pay on a joint and several basis any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or Taxes to which:

(a)	any of the Transaction Documents or any related documents; or

(b)	any purchase of Receivables under the Master Receivables Purchase Agreement; or

(c)	any transaction contemplated under the Transaction Documents and the related documents including the assignment, release, resale or re-assignment of any Receivable; or

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(d)	the enforcement of the rights of the Master Purchaser, each Note Purchaser, the Security Trustee, each Noteholder and the Funding Agent,

may be subject or give rise and BSM and LCN shall fully indemnify on a joint and several basis the Master Purchaser, each Note Purchaser, the Security Trustee, each Noteholder and the Funding Agent, on an after-Tax basis, from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes (other than any Tax on the net income of the Master Purchaser, the Security Trustee, each Noteholder, each Note Purchaser and the Funding Agent).

Value Added and Sales Tax

8.6 Any amounts stated in any Transaction Document to be payable, or payable in connection with any Transaction Document, by a Seller, the Master Servicer, any other Servicer, the Parent or the Subordinated VLN Facility Provider are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such payments, such Seller, such Servicer, the Parent or the Subordinated VLN Facility Provider (as the case may be) shall, in addition, pay any amount properly charged in respect of any such taxes or duties.

8.7 Any amounts stated in any Transaction Document to be payable by the Master Purchaser, the Security Trustee, the Funding Agent and any Noteholder are unless otherwise expressly provided in any Transaction Document inclusive of value added tax, sales tax, purchase tax or other similar taxes or duties.

Grossing Up

8.8 (a)	All payments made by each Seller, any Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider to the Master Purchaser, each Note Purchaser, the Security Trustee, each Noteholder and the Funding Agent under or in connection with any Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event such Seller, such Servicer, the Parent or the Subordinated VLN Facility Provider shall:

(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required; and

(ii)	forthwith pay to the Master Purchaser, the Security Trustee, the relevant Noteholder and/or, as the case may be, the Funding Agent such additional amount (other than any Tax on the net profit of the Master Purchaser, the relevant Note Purchaser, the Security Trustee, the relevant Noteholder or the Funding Agent) so that the net amount received by the Master Purchaser, the relevant Note Purchaser, the Security Trustee, the relevant Noteholder or the Funding Agent as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made.

(b)	BSM and LCN hereby undertake jointly and severally to indemnify the Master Purchaser, each Note Purchaser, the Security Trustee and each Noteholder, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased Receivable or otherwise due under any Transaction Document such that the Master Purchaser, each Note Purchaser, each Note Purchaser, the Security Trustee and each Noteholder, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.

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(c)	All payments made to a Seller, a Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider by the Master Purchaser, any Note Purchaser, any Noteholder or, as the case may be, the Security Trustee or the Funding Agent under or in connection with any Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Master Purchaser, the relevant Note Purchaser, Noteholder or the Security Trustee or the Funding Agent, as the case may be shall ensure that the deduction or withholding does not exceed the minimum amount legally required. For the avoidance of doubt, save as otherwise expressly provided in any Transaction Document none of the Master Purchaser, any Note Purchaser, any Noteholder or the Security Trustee or the Funding Agent shall be obliged to gross up any such payment following any such deduction or withholding.

Tax Credits

8.9 If a Seller, any Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider pays any additional amount (an Additional Payment) under Clause 8.8 and the Master Purchaser, a Note Purchaser, the Security Trustee, a Noteholder or the Funding Agent, as the case may be, effectively obtains a refund of Tax or credit against Tax on its overall net income by reason of that Additional Payment (a Tax Credit) and the Master Purchaser, the relevant Note Purchaser, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, is able to identify such Tax Credit as being attributable to such Additional Payment, then the Master Purchaser, the relevant Note Purchaser, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, shall reimburse such Seller, such Servicer, the Master Servicer, the Parent or such Subordinated VLN Facility Provider (as the case may be) such amount as the Master Purchaser, the relevant Note Purchaser, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, shall determine to be the proportion of such Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required. The Master Purchaser, the relevant Note Purchaser, the relevant Noteholder, the Security Trustee or the Funding Agent, as the case may be, shall use reasonable efforts to claim any Tax Credit and, if it does so claim, shall have absolute discretion as to the extent, order and manner in which it does so but shall in no circumstances be liable to any Seller, any Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider for not doing so.

After Tax Amount

8.10 In the event that any taxing authority seeks to charge or Tax any sum paid to the Master Purchaser, a Note Purchaser, a Noteholder, the Security Trustee or the Funding Agent as a result of the indemnities contained herein then the amount so payable shall be grossed up by such amount as will ensure that after payment of the Tax so charged (and taking account of the Tax effect of any loss giving rise to the right to such an indemnity) there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.

9. WAIVERS; REMEDIES CUMULATIVE

9.1 No failure or delay by any party hereto in exercising any right, power or privilege under any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any Transaction Document to which it is a party or at law.

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9.2 The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing or by a waiver in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding liability to stamp tax.

9.3 The rights, powers and remedies provided in this Deed and any Transaction Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

10. MODIFICATION AND WAIVER

No amendment, modification or variation of any or all of the Transaction Documents shall be effective unless it is in writing and signed by or on behalf of each of the parties to the relevant Transaction Document to be so modified or varied or initialled for identification on behalf of such parties or in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding any liability to stamp tax.

11. ENTIRE AGREEMENT

Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein and supersedes any previous agreement between the parties relating to the subject matter therein. It is agreed that:

(a)	no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;

(b)	except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party;

(c)	this Clause shall not exclude any liability for fraudulent misrepresentation.

12. NO LIABILITY

Master Purchaser and Affected Person

12.1 No recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in any Transaction Document shall be had against any shareholder, officer, agent, employee or director of the Master Purchaser or any Affected Person as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any party as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

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Conduit Purchaser

12.2 No recourse under any obligation, covenant, or agreement of a Conduit Purchaser (whether in its capacity as a Noteholder or otherwise) contained in any Transaction Document shall be had against any shareholder, officer, trustee or director of such Conduit Purchaser by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each obligation, covenant and agreement of a Conduit Purchaser under any Transaction Document is a corporate obligation and no personal liability shall attach to or be incurred by the shareholders, officers, trustees, agents, employees or directors of such Conduit Purchaser as such, or any of them, or implied therefor, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, trustee, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

12.3 This Clause 12 shall survive the termination of this Deed.

13. NO PETITION

Against the Issuer

13.1 Each party hereto (other than the Security Trustee) hereby undertakes to the Issuer that it shall not, nor shall any party on its behalf, at any time institute against, or join any person in instituting against the Issuer or any or all of the revenues and assets of the Issuer any bankruptcy, winding up, re-organisation, examination, arrangement, insolvency or liquidation proceeding or other proceeding under any similar law nor petition for the appointment of a receiver, administrator, examiner, administrative receiver, trustee, liquidator, sequestrator or similar officer of it nor participate in any ex parte proceedings.

Against any Conduit Purchaser

13.2 Each party hereby undertakes to each Conduit Purchaser that it shall not, nor shall any party on its behalf, at any time take any corporate action or other steps or institute against, or join any person instituting against, a Conduit Purchaser or any or all of the revenues or assets of such party any bankruptcy, winding-up, reorganisation, arrangement, dissolution, examinership, insolvency or liquidation proceeding or other proceeding under any similar law nor petition for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of it under any bankruptcy, insolvency, receivership or similar law nor participate in any ex parte proceedings.

13.3 This Clause 13 shall survive the termination of this Agreement

14. LIMITED RECOURSE

Against the Issuer

14.1 Notwithstanding any other provision of this Deed or any provisions in any other Transaction Document, each party hereto agrees and acknowledges with the Issuer that, save as otherwise provided for in any Transaction Document:

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(a)	it will only have recourse in respect of any amount, claim or obligation due or owing to it by the Issuer (the Claims) only to the extent of available funds pursuant to the applicable Master Purchaser Priorities of Payments and subject to the provisos therein, which shall be applied by the Security Trustee, subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;

(b)	following the application of funds following enforcement of the security interests created under the Master Purchaser Deed of Charge, subject to and in accordance with the Master Purchaser Post-Enforcement Priorities of Payments, the Issuer will have no assets available for payment of its obligations under this Agreement, any Note, the Master Purchaser Deed of Charge and the other Transaction Documents other than as provided for pursuant to the Master Purchaser Deed of Charge, and that any Claims will accordingly be extinguished to the extent of any shortfall; and

(c)	the obligations of the Issuer under this Deed, each Note, the Master Purchaser Deed of Charge and the other Transaction Documents will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

Against any Conduit Purchaser

14.2 Notwithstanding any other provision of this Deed or any provisions in any other Transaction Document, each party hereto agrees that the obligations of any Conduit Purchaser under this Deed and any other Transaction Document shall be without recourse to any officer, director, employee, stockholder, member, agent, manager or incorporator of such Conduit Purchaser and shall be solely the corporate obligations of such Conduit Purchaser and shall be payable solely to the extent of funds received from the Issuer or from any party to any Transaction Document in accordance with the terms of the Transaction Documents and only in excess of funds necessary to pay the matured and maturing notes of such Conduit Purchaser (or such Conduit Purchaser’s related issuing entity).

14.3 This Clause 14 shall survive the termination of this Deed.

15. FORCE MAJEURE

No party shall be liable to any other party in respect of any delay in performing or inability to perform its obligations hereunder if the same is due to act of God or public enemy, war, insurrections or riots, fire, flood, explosion, earthquake, accident, epidemic or quarantine restrictions or to any acts of government or of any governmental or regulatory or fiscal agency, or to strikes or labour troubles causing cessation, slow down or interruption of work, or due to any other cause whether of the kind hereinbefore mentioned or not, to the extent that it is beyond the reasonable foresight and control of the party concerned.

16. MISCELLANEOUS PROVISIONS

Payment to Sellers

16.1 LCN acknowledges and agrees that any amount payable to it by any Transaction Party under the Transaction Documents may be paid by transferring that amount to the relevant Seller Account and that such transfer shall constitute a complete discharge of the obligation of the relevant Transaction Party to pay such amount.

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Evidence of indebtedness

16.2 In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of a Note Purchaser, shall, unless otherwise provided in the Transaction Document or this Deed, or in the case of manifest error, be prima facie evidence that such amount is in fact due and payable.

Severability

16.3 Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.

No Set Off

16.4 Except as otherwise provided in the Transaction Documents and subject to Clause 16.5, all payments required to be made under the Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set off or counterclaim, save as provided by mandatory provisions of law.

16.5 The Master Purchaser, the Funding Agent and the Security Trustee may (in addition to any other rights it may have) at any time after a Termination Event or Designated Potential Termination Event has occurred and is subsisting, set-off, appropriate and apply any deposits and any other indebtedness held or owing by such Person (acting in its capacity as such) to, or for the account of, BSM (as Seller, Servicer and Master Servicer), LCN (as Seller and Servicer), the Parent or the Subordinated VLN Facility Provider against any amount owing by BSM, LCN, the Parent or the Subordinated VLN Facility Provider, as the case may be, to such Person.

17. CONDITIONS PRECEDENT

17.1 The Transaction Documents shall not come into effect until the Funding Agent (acting on behalf of the Note Purchasers) is satisfied that the conditions precedent specified in Part A of Schedule 2 have been satisfied or waived by the Funding Agent (acting on behalf of the Note Purchasers) and until each of the items in Part B of Schedule 2 have been delivered to the Funding Agent or waived by the Funding Agent (acting on behalf of the Note Purchasers), each in such form and substance that is satisfactory to the Funding Agent.

17.2 The Note Purchasers shall not be required to advance funds under the Notes to the Master Purchaser pursuant to the Variable Funding Agreement until such time as the Funding Agent (acting on behalf of the Note Purchasers) is satisfied that the conditions precedent specified in Part C of Schedule 2 have been satisfied or the Funding Agent (acting on behalf of the Note Purchasers) has waived the delivery or satisfaction of such conditions precedent.

18. COUNTERPARTS

This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

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19. CONFIDENTIALITY

None of the parties shall, and they shall procure that none of their agents or representatives shall, during the continuance of any of the Transaction Documents or after the termination of any of them, disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party to this Deed of which it may in the course of its duties under this Deed or any Transaction Document or otherwise have become possessed and all the parties shall use all reasonable endeavours to prevent any such disclosure, provided however that the provisions of this Clause 19 (Confidentiality) shall not apply:

(a)	to the disclosure of any information which is expressly permitted or required by the Transaction Documents to any person who is a party to any of the Transaction Documents or is required in relation to the transactions envisaged by the Transaction Documents;

(b)	to the disclosure of any information already known to the recipient otherwise than as a result of entering into or negotiating any of the Transaction Documents provided that the recipient has not, to the knowledge of the party disclosing information, acquired such information in breach of any contractual obligation of confidentiality;

(c)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(d)	to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory authority (including any official bank examiners or regulators) or stock exchanges;

(e)	to the extent that the recipient needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents;

(f)	to the disclosure of any information to any provider of liquidity, credit enhancement, hedging or other facilities (subject to them being informed of the confidential nature of such information and being subject to confidentiality restrictions consistent with this Clause 19);

(g)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(h)	to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure the recipient shall make the relevant employees aware of its obligations of confidentiality under this Clause 19 and shall at all times procure compliance therewith by such employees;

(i)	to the disclosure of any information with the written consent of the parties hereto in form and substance satisfactory to the Funding Agent (acting on behalf of the Note Purchasers);

(j)	to the disclosure of any information to any rating agency in connection with the rating assigned to the commercial paper notes of any Conduit Purchaser;

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(k)	to the disclosure of any information reasonably disclosed to a prospective Note Purchaser and/or Noteholder or a substitute Funding Agent or Security Trustee (provided it is disclosed on the basis that the recipient will hold it confidential and will not use it in the course of its business);

(l)	to the disclosure of any information in order to register correctly completed Forms MG01 and original executed copies of the Master Purchaser Deed of Charge and any other requisite documents with the Registrar of Companies notwithstanding that pursuant to the provisions of the Financial Collateral Arrangements (No.2) Regulations 2003 (SI 2003 No.3226) no such registration may be required; or

(m)	to the disclosure of information to any and all Persons by the Sellers, the Parent and the Servicers relating to the U.S. tax treatment and U.S. tax structure of the transactions contemplated by the Transaction Documents.

20. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

In relation each Transaction Document governed by English law, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms thereof.

21. SECURITY TRUSTEE PARTY TO TRANSACTION DOCUMENTS

Better preservation and enforcement of rights

21.1 Except where any Transaction Document provides otherwise, the Security Trustee has agreed to become a party to each Transaction Document to which it is a party for the better preservation and enforcement of its rights under such Transaction Document and shall not assume any liabilities or obligations under any Transaction Document unless such obligation or liability is expressly assumed by the Security Trustee in such Transaction Document.

Security Trustee has no responsibility

21.2 The Security Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Security Trustee has no such responsibility and that the Security Trustee is entitled to the protections contained in and on the terms set out in the Master Purchaser Deed of Charge.

Reasonableness

21.3 Any reference in any Transaction Document involving compliance by the Security Trustee in the discharge of its powers, duties and discretions contained in such Transaction Document with a test of reasonableness (including without limitation any reference in any Transaction Document to costs, expenses or fees being “reasonably incurred”) shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of such of the Master Purchaser Secured Creditors as are determined by the Security Trustee in its discretion having regard to any relevant conflict and priorities provisions in the Master Purchaser Deed of Charge;

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Master Purchaser Deed of Charge governs Security Trustee

21.4 Each of the parties hereto agree that the exercise or performance or non-exercise or non-performance of any of the trusts, powers, authorities, duties, discretions or obligations of, or the giving of any consents by the Security Trustee and the Security Trustee’s liability in relation to the same shall in the case of each Transaction Document to which it is a party be subject to the detailed provisions of the Master Purchaser Deed of Charge and in the event of any conflict, the provisions of the Master Purchaser Deed of Charge shall prevail.

22. CHANGE OF SECURITY TRUSTEE

If there is an appointment of a successor Security Trustee in accordance with the terms of the Master Purchaser Deed of Charge each of the Transaction Parties shall execute such documents and take such action as the successor Security Trustee and the outgoing Security Trustee may reasonably require for the purposes of vesting in the successor Security Trustee, the benefit of the Transaction Documents and the rights, powers and obligations of the Security Trustee under the Transaction Documents, and releasing the outgoing Security Trustee from its future obligations under the Transaction Documents.

23. TRUSTEE ACT

In relation to each Transaction Document governed by English law and creating or purporting to create a trust or fiduciary relationship, the parties hereto agree that to the fullest extent permitted by law, none of the provisions of the Trustee Act 2000 shall apply to the trust or fiduciary relationship created by such Transaction Document or to the role of the trustee or fiduciary in relation to such trust or fiduciary relationship. The disapplication of the Trustee Act 2000 as provided by this Clause 23 shall constitute an exclusion of the provisions of the Trustee Act 2000 for the purposes of that act.

24. GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in relation to this Deed are governed by, and shall be construed in accordance with, English Law.

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SCHEDULE 1

THE ORIGINAL NOTE PURCHASERS

Part A – Committed Purchasers

Name of Committed Purchaser

BANK OF AMERICA, N.A., LONDON BRANCH

CITIBANK, N.A., LONDON BRANCH

REGENCY ASSETS LIMITED

Part B – Uncommitted Purchasers

Name of Uncommitted Purchaser

CHARTA, LLC

REGENCY ASSETS LIMITED

BANK OF AMERICA, N.A., LONDON BRANCH

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SCHEDULE 2

CONDITIONS PRECEDENT

Conditions Precedent

to the 2013 Closing Date

Part A

(a)	The accuracy and completeness of all representations set forth in the Transaction Documents.

(b)	The Parent Undertaking has been duly executed and delivered.

Part B

Sellers and the Parent

(a)	Copies of the latest versions of the constitutional documents of the Sellers and the Parent certified to be a true and up to date copy of the original.

(b)	Up-to-date Commercial Register excerpts in respect of the Sellers and the Parent.

(c)	Copies of the resolutions, in form and substance satisfactory to the Funding Agent (acting on behalf of the Note Purchasers), of the boards of directors of each of the Sellers and the Parent authorising the execution, delivery and performance of this Deed and each of the other Transaction Documents (including, in respect of the Parent, the Parent Undertaking), certified by an authorised signatory of the relevant company as of the 2013 Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)	A Solvency Certificate in respect of the Sellers dated the date of this Deed.

(e)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign this Deed and the other documents referred to under the heading “General” below on behalf of each of the Sellers and the Parent and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a director or an Authorised Representative of each of the Sellers and the Parent together with evidence of the incumbency of such company secretary or director or Authorised Representative.

The Master Purchaser

(f)	Copies of the latest version of the memorandum and articles of association of the Master Purchaser together with its certificate of incorporation and any certificate of change of name certified by the company secretary or a director of the Master Purchaser to be a true and up to date copy of the original.

(g)	Copies of the resolutions of the board of directors of the Master Purchaser, in form and substance satisfactory to the Funding Agent (acting on behalf of the Note Purchasers) authorising the execution, delivery and performance of this Deed and the other documents referred to under the heading “General” below to be entered into by the Master Purchaser, certified by the company secretary or a director of the Master Purchaser as of the date of this Deed, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

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(h)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign this Deed and the other documents referred to under the heading “General” below on behalf of the Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a director of the Master Purchaser together with evidence of the incumbency of such company secretary or director.

(i)	A Solvency Certificate in respect of the Master Purchaser dated the date of this Deed.

General

(j)	Due execution and delivery of each of the Transaction Documents (each in a form satisfactory to the Funding Agent, acting on behalf of the Note Purchasers) by the respective parties thereto, and all documentation to be delivered therewith (in a form satisfactory to the Funding Agent).

Part C

Legal Opinions

(a)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to matters of English law as to the enforceability of the Transaction Documents governed by English law and other relevant matters.

(b)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to matters of Dutch law as to the enforceability of the Transaction Documents and other relevant matters.

(c)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to relevant matters of German law.

(d)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to relevant matters of Belgian law.

(e)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to certain matters of Italian law.

(f)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers, and the Security Trustee dated on or prior to the 2013 Closing Date as the relevant matters of French Law.

(g)	A legal opinion of Lenz & Staehelin addressed to, inter alios, Citibank, the Note Purchasers, and the Security Trustee dated on or prior to the 2013 Closing Date as the relevant matters of Swiss Law.

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(h)	A legal opinion of Hannes Snellman Attorneys Ltd addressed to, inter alios, Citibank, the Note Purchasers, and the Security Trustee dated on or prior to the 2013 Closing Date as the relevant matters of Finnish Law.

(i)	A legal opinion of McCann FitzGerald addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to matters of Irish law in respect of withholding tax, the due incorporation and corporate capacity of the Master Purchaser, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(j)	A legal opinion of Clifford Chance LLP, Amsterdam addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to matters of Dutch law in respect of the due incorporation and corporate capacity of each Seller and the Parent, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(k)	A legal opinion of Freshfields Bruckhaus Deringer LLP addressed to, inter alios, Citibank, the Note Purchasers and the Security Trustee dated on or prior to the 2013 Closing Date as to enforceability of Italian law governed pledge over the Master Purchaser Account (such opinion to be issued on the date of issue of the acknowledgement of security by the Italian Account Bank).

Fees

(l)	Each Committed Purchaser has received from the Funding Agent, its pro rata share of the Underwriting Fee on or prior to the 2013 Closing Date.

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SCHEDULE 3

TERMINATION EVENTS

The occurrence of any of the following events shall constitute a Termination Event:

(a)	Non Payment: a Seller shall fail (i) to make any payment under Clause 4.2 (Repurchase of Credit Insured Receivables), Clause 8.1 (Non-conforming Receivables) and/or Clause 8.2 (Dilutions) of the Master Receivables Purchase Agreement (as applicable) or (ii) to make a payment of the Daily Shortfall Amount in accordance with Clause 3.6(a) of the Master Receivables Purchase Agreement, and such failure shall continue unremedied for two Business Days;

(b)	Misrepresentation: any representation or warranty made or deemed to be made by a Seller, the Parent or the Subordinated VLN Facility Provider (or any of their respective officers) under or in connection with this Deed or any other Transaction Document or any information or report delivered by a Seller, the Parent or the Subordinated VLN Facility Provider pursuant to this Deed or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, unless:

(i)	such representation or warranty relates solely to one or more specific Receivables incorrectly characterised as Eligible Receivables and either:

(A)	immediately following the removal of such Receivables from the Net Receivables Pool Balance (x) the Percentage Factor as at the Determination Date is not greater than the Maximum Percentage Factor or (y) on any date following a Downgrade Event which is continuing or at any other time when the Servicer is delivering a Servicer’s Weekly Report or Servicer’s Daily Report (as applicable), if the Daily Capital Amount exceeds the Daily Asset Base and such shortfall is cured within two Business Days; or

(B)	a Seller shall have made any required payment of a Deemed Collection pursuant to Clause 4.2 (Repurchase of Credit Insured Receivables), Clause 8.1 (Non-conforming Receivables) and/or Clause 8.2 (Dilutions) of the Master Receivables Purchase Agreement with respect to such Receivables; or

(C)	in the case of the representations and warranties contained in paragraphs (a) and (i) of Schedule 1, Part A (Representations and Warranties relating to the Sellers) of the Master Receivables Purchase Agreement, the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Master Purchaser, the Noteholders, the Note Purchasers, the Security Trustee or the Funding Agent or the collectability of the Receivables) within five Business Days after the first date on which the Relevant Seller obtains knowledge or receives written notice of such breach from any Affected Person; or

(ii)	such representation is the representation set out in paragraph (r) (Percentage Factor) of Schedule 1, Part B of the Master Receivables Purchase Agreement and such representation becomes correct when subsequently made, or would be correct if subsequently made, in each case on a date falling no more than 30 days after the date on which either Seller became aware of such representation being incorrect;

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(iii)	the circumstance giving rise to the misrepresentation, if it has not given rise to a Material Adverse Effect and is capable of being corrected in the opinion of the Funding Agent, acting on a Majority Purchaser Instruction, is corrected promptly (but not later than five (5) Business Days) after the relevant party has knowledge or receives notices thereof.

(c)	Breach of Obligations: any Seller, the Parent or the Subordinated VLN Facility Provider shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the Seller, the Parent or the Subordinated VLN Facility Provider as applicable has knowledge or receives written notice thereof.

(d)	Cross acceleration/default: a default (howsoever described) occurs under any agreement or instrument relating to any Debt of the Parent or of any of its Subsidiaries aggregating in excess of USD 100,000,000 and, as a result of such default, the maturity of such Debt is accelerated or is capable of being accelerated, or any such Debt shall be or become capable of being declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or shall become capable of being required to be made, in each case prior to the stated maturity date thereof;

(e)	Valid Security: either:

(i)	the Master Purchaser Secured Creditors shall, for any reason cease to have a valid and perfected first priority Encumbrance in all of the property, assets and rights of any kind of the Master Purchaser; or

(ii)	any Master Purchaser Security Document (other than those Master Purchaser Security Documents which are terminated in accordance with their respective terms) does not, or ceases to create, a valid and perfected first priority Encumbrance in favour of the Master Purchaser or the Security Trustee (as applicable) in respect of the Master Purchaser Accounts to which such Master Purchaser Security Document relates;

(f)	Invalidity: any material provision of any of the Transaction Documents is, or becomes, for any reason, invalid or unenforceable and the Master Purchaser, the Funding Agent, the Note Purchasers and/or the Noteholders would be prejudiced by such provision becoming invalid or unenforceable;

(g)	Change of control: a Change of Control occurs;

(h)	Judgment: one or more judgments for the payment of money (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against any Servicer, the Master Servicer or the Subordinated VLN Facility Provider and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of any Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider to enforce any such judgment and the aggregate amount of all such judgments equals or exceeds USD 100,000,000;

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(i)	Servicer Default: any Servicer Default occurs;

(j)	Ratios: as of any Determination Date either:

(i)	the average of the Delinquency Ratios as at such Determination Date and the two immediately preceding Determination Dates shall exceed 1%; or

(ii)	the average of the Default Ratios as at such Determination Date and the two immediately preceding Determination Dates shall exceed 1%; or

(iii)	the average of the Dilution Ratios as at such Determination Date and the two immediately preceding Determination Dates shall exceed 7%; or

(iv)	the average of the Loss-to-Liquidation Ratios as at such Determination Date and the two immediately preceding Determination Dates shall exceed 0.80%; or

(v)	the Day Sales Outstanding Ratio shall exceed 60 days,

provided that any percentage level set out in sub-paragraphs (i) to (v) (inclusive) above may be amended from time to time by agreement in writing between the Note Purchasers and the Sellers and notified in writing to the Funding Agent and the Master Purchaser;

(k)	Master Purchaser Event of Default: any Master Purchaser Event of Default occurs;

(l)	Tax Event: any enactment or supplement or amendment to, or change in, the laws of any Eligible Country, or any official communication of previously not existing or not publicly available official interpretation, or any change in the official interpretation, implementation or application of such laws, in each case that becomes effective on or after the Funding Date, as a result of which any event occurs which will have a Material Adverse Effect on the enforceability, collectability or origination of any of the Receivables or on the ability of any party to perform its obligations under the Transaction Documents;

(m)	Non Payment: any of the Sellers, the Servicers, the Parent or the Subordinated VLN Facility Provider fails to pay any amount due under any of the Transaction Documents, other than a payment expressly referred to in paragraph (a) of this Schedule 2, within three Business Days after the earlier of such Seller, such Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider becoming aware of such default or the receipt by such Seller, such Servicer, the Master Servicer, the Parent or the Subordinated VLN Facility Provider (as the case may be) of written notice by or on behalf of the Master Purchaser, the Funding Agent or the Security Trustee requiring the same to be remedied;

(n)

Attachment: all or any part of the property, business, undertakings, assets or revenues of any of the Sellers, the Servicers, the Master Servicer or the Subordinated VLN Facility Provider having an aggregate value in excess of USD 100,000,000 has been attached as a result of any distress or execution being levied or any encumbrance taking possession or similar attachment and such attachment has not been lifted within 60 days, unless in any such case the Funding Agent (acting on a Unanimous

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Purchaser Instruction) certifies that in its reasonable opinion such event will not materially prejudice the ability of such Seller, such Servicer, the Master Servicer or the Subordinated VLN Facility Provider to observe or perform its obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables;

(o)	Insolvency Proceedings: any of the Sellers, the Servicers, the Master Servicer or the Subordinated VLN Facility Provider makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against the Sellers, the Servicers, the Master Servicer or the Subordinated VLN Facility Provider seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up reorganisation, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or any of the Sellers or the Subordinated VLN Facility Provider shall take any corporate or organisational action to authorise any of the actions set forth in this paragraph;

(p)	Insolvency: any of the Sellers, the Servicers, the Master Servicer or the Subordinated VLN Facility Provider is or becomes or is declared to be insolvent (including bankruptcy and suspension of payments) or is or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(q)	Encumbrance: any of the Sellers, the Servicers, the Master Servicer, the Parent or the Subordinated VLN Facility Provider creates or grants any Encumbrance or permits any Encumbrance to arise over or in relation to:

(i)	any Receivable;

(ii)	any right, title or interest of the Master Purchaser in relation to a Receivable;

(iii)	any proceeds of or sums received or payable in respect of a Receivable; or

(iv)	the interest of the Master Purchaser in any amount from time to time standing to the credit of the Master Purchaser Accounts,

other than pursuant to the Master Purchaser Security Documents;

(r)	Dispute: a Seller disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under a Master Receivables Purchase Agreement and as a result, in the reasonable opinion of the Funding Agent, there is, or is likely to be, a Material Adverse Effect on the ability of the Sellers and/or the Servicers and/or the Master Servicer to perform their respective obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables is or is likely to be materially prejudiced;

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(s)	Illegality: it becomes impossible or unlawful for any of the Sellers, the Servicers, the Master Servicer the Parent or the Subordinated VLN Facility Provider to continue its business and/or discharge its obligations as contemplated by the Transaction Documents and as a result, in the reasonable opinion of the Funding Agent (acting on a Unanimous Purchaser Instruction), there is, or is likely to be, a Material Adverse Effect;

(t)	Parent Bankruptcy: any event specified in paragraphs (n), (o) or (p) above occurs in relation to the Parent;

(u)	Cash Pooling Company Bankruptcy: any event specified in paragraphs (n), (o) or (p) above occurs in relation to any Cash Pooling Company;

(v)	Parent Undertaking: the Parent fails to perform any obligation under the Parent Undertaking which is not capable of cure, or which is capable of cure and continues unremedied for thirty (30) days after the Parent has knowledge or receives written notice thereof; and

(w)	Leverage Ratio: the Leverage Ratio (as defined in the Credit Agreement) as of the last day of any fiscal quarter of the Parent exceeds 3.50 to 1.00 and any applicable grace period in respect thereto has expired.

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SCHEDULE 4

SERVICER DEFAULTS

The occurrence of any of the following events shall constitute a Servicer Default:

(a)	The Master Servicer or any Servicer:

(i)	shall fail to perform or observe any term, covenant or agreement under the Master Receivables Purchase Agreement or the Servicing Agreement (other than as referred to in paragraphs (ii), (iii), (iv) or (v) of this subsection (a), and such failure shall remain unremedied for thirty (30) days after the Servicer has knowledge or receives written notice thereof; or

(ii)	shall make any change to the Seller Credit and Collection Procedures that would impair the collectability of any Purchased Receivable or its ability to perform its obligations under the Transaction Documents to which it is a party (as set out in Clause 14(l) (Undertakings of the Servicers) of the Servicing Agreement); or

(iii)	shall fail to make when due any payment or deposit to be made by it under the Master Receivables Purchase Agreement or the Servicing Agreement and such failure shall continue unremedied for two Business Days; or

(iv)	shall fail to deliver any Servicer’s Monthly Report or, if applicable, Servicer’s Weekly Report or Servicer’s Daily Report, in each case when required and such failure shall remain unremedied for two Business Days; or

(v)	shall fail to deliver a Servicer’s Weekly Report or Servicer’s Daily Report (as applicable) when required on more than three occasions in any Determination Period.

(b)	Any representation or warranty (unless such representation or warranty related solely to one or more specific Receivables incorrectly characterised as Eligible Receivables and either (i) immediately following the removal of such Receivables from the Net Receivables Pool Balance, the Percentage Factor is not greater than the Maximum Percentage Factor or (ii) the Relevant Seller shall have made any required Deemed Collection payment pursuant to Clause 8.1 (Non-conforming Receivables) and/or Clause 8.2 (Dilutions) of the Master Receivables Purchase Agreement (as applicable) with respect to such Receivables) made or deemed made by the Master Servicer or a Servicer under or in connection with the Master Receivables Purchase Agreement and/or the Servicing Agreement or any other Transaction Document or any information or report delivered by the Master Servicer or a Servicer pursuant to the Master Receivables Purchase Agreement and/or the Servicing Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

(c)

The Master Servicer or any Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Master Servicer or a Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any

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law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Master Servicer or any Servicer shall take any corporate or other action to authorize any of the actions set forth above in this paragraph (c).

(d)	A default (howsoever described) shall occur under any agreement or instrument relating to any Debt in respect of the Master Servicer or any Servicer which is outstanding for a principal amount of at least USD 100,000,000 in the aggregate, and, as a result of such default, the maturity of such Debt is accelerated or is capable of being accelerated; or any such Debt shall be, or become capable of being, declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be, or shall become capable of being, required to be made, in each case prior to the stated maturity thereof.

(e)	Any material provision of any Transaction Document applicable to the Master Servicer or any Servicer shall cease to be effective and valid and binding on the Master Servicer or any Servicer.

(f)	One or more judgments for the payment of money in an aggregate amount in excess of USD 100,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Master Servicer or any Servicer or any of its Subsidiaries or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Master Servicer or any Servicer or any of its Subsidiaries to enforce any such judgment.

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SCHEDULE 5

ELIGIBILITY CRITERIA IN RESPECT OF RECEIVABLES

In order for a Receivable to meet the Eligibility Criteria, the Receivable or, as the case may be, the relevant Contract from which it is derived must satisfy the following criteria on the last date of the relevant Determination Period:

(a)	The Obligor: The Obligor must be a resident in an Eligible Country, and may not be (i) an Affiliate of the Parent or the Relevant Seller or (ii) a government or a government subdivision or government agency;

(b)	Obligor in default: The Receivable is not owed by an Obligor for which 20% or more of the aggregate Outstanding Balance of Purchased Receivables owed by such Obligor are Defaulted Receivables;

(c)	Corporate: The Obligor is a corporate entity;

(d)	No current accounts: There are no current or running accounts between the Relevant Seller and the Obligor;

(e)	No public procurement: The Receivable does not originate under a Contract subject to any applicable public procurement laws;

(f)	No Defaulted or Delinquent Receivables: The Receivable is not a Defaulted Receivable or a Delinquent Receivable;

(g)	Payment Term: The Receivable is required to be paid in full not more than 140 days from the original billing date provided that the aggregate outstanding balance of Receivables that are required to be paid in full within more than 92 days, but not more than 140 days, from the original billing date may not exceed 10% of the aggregate Outstanding Balance of all Pool Receivables;

(h)	Obligor Notification: The Receivable, if it is a Billed Receivable, must include on the invoice relating to such Receivable the pro forma language provided pursuant to Clause 6 of the Master Receivables Purchase Agreement;

(i)	Country of origin: The Receivable must not be originated in Russia;

(j)	Currency: The Receivable must be denominated and payable in Euro, US Dollar or Pounds Sterling;

(k)	Bona fide obligation: The Receivable must represent a bona fide obligation of the Obligor to pay the stated amount with no activity to be required to be performed by the Sellers other than to collect such Receivable (other than, in the case of an Unbilled Receivable, the processing of the invoice) and the Obligor has no right to return the related goods for any reason other than the goods do not conform to the related Contract;

(l)	No lien etc.: The Receivable must not be subject to any encumbrance, lien, security interest, charge, set-off, dispute or any other claim of any third party;

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(m)	Conformity: The Receivable must be in conformity in all material respects with all applicable laws, rules and regulations in effect and with respect to which none of the Relevant Seller, the Servicers or the Obligor is in violation of any such law, rule or regulation in any material respect;

(n)	Title: The Receivable arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable (subject to laws of mandatory application which would not prejudice the recoverability of such Receivable) and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the potential discharge in bankruptcy of such Obligor) and the Obligor has no right to return the related goods for any reason other than that such goods do not conform to the terms of such Contract;

(o)	Freely assignable: Title to the Receivable is freely assignable to the Master Purchaser without the need for the consent of or notice to the Obligor or any other person, unless consent to the assignment to the Master Purchaser has been expressly granted in advance of any assignment to the Master Purchaser to the satisfaction of the Funding Agent;

(p)	Business: The Receivable must arise from the Sale of Products in the ordinary course of business;

(q)	Contract: The Contract underlying the Receivable has not been extended, rewritten or otherwise modified for credit related reasons from the original terms thereof other than any modifications for the purpose of protecting the interest of the Master Purchaser or except as permitted by the relevant Seller Credit and Collection Procedures. The Contract underlying the Receivable does not contain any confidentiality provisions which may prejudice the sale or enforcement or collectability of the Receivable and/or the Related Security or the creation or enforceability of a first priority security interest therein;

(r)	Non-interest bearing: The Receivable is a non-interest bearing obligation other than in respect of interest charged for late payment;

(s)	Credit and Collection Procedures: Any credit given in respect of the Receivable constitutes normal payment extension only and was granted in conformity with the relevant Seller Credit and Collection Procedures;

(t)	Unsecured: The Receivable is unsecured other than by way of retention of title;

(u)	No bill of exchange or promissory note: The Receivable is not represented by a bill of exchange or promissory note or similar document due delivery of which is required to achieve a true sale or endorsement of such Receivable;

(v)	Governing law:

(i)	in respect of a Receivable sold to the Master Purchaser by BSM, the Receivable and the Contract relating to it are governed by any of Dutch law, English law, Belgian law or German law; and

(ii)	in respect of a Receivable sold to the Master Purchaser by LCN, the Receivable and the Contract relating to it are governed by any of Dutch law, English law, Belgian law or German law;

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(w)	Unbilled Receivables: if the Receivable is an Unbilled Receivable, at the time of transfer the aggregate EUR Equivalent Outstanding Balance of Unbilled Receivables (calculated as if the Unbilled Receivables had been included in the EUR Equivalent Outstanding Balance of all Purchased Receivables) does not exceed 35% of the aggregate EUR Equivalent Outstanding Balance of the Receivables Pool less the aggregate of all Dilutions (with any such excess constituting Excess Unbilled Receivables);

(x)	Concentration limit: the aggregate EUR Equivalent Outstanding Balance of:

(i)	the Receivables owed by the same Obligor and which remain outstanding, may not exceed two per cent. of the Net Receivables Pool Balance (the Normal Concentration Limit) or such other higher percentage for such Obligor designated in Schedule 6 hereto (a Special Concentration Limit), provided that affiliated Obligors shall be treated as if they were one Obligor; and

(ii)	the Receivables owed by Obligors domiciled in Italy or Spain may not exceed 40 per cent. of the Outstanding Balance of all Purchased Receivables.

The Funding Agent may, at its sole discretion (for instance, as a result of a deterioration in the credit worthiness of an Obligor) reduce or cancel a Special Concentration Limit upon three Business Days’ notice to the Sellers with a copy to the Master Purchaser;

(y)	Performance of obligations: The Seller has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it other than customary warranty obligations, and no further action (other than, in the case of an Unbilled Receivable, the processing and mailing of an invoice) is required to be performed by any person with respect thereto other than payment thereon by the applicable Obligor;

(z)	Payment of Collections:

(i)	The relevant Obligor has been given instructions to pay amounts due in respect of a Receivable directly into a Master Purchaser Account and either the relevant Obligor has made at least one payment in respect of a Purchased Receivable directly into such an account of the Master Purchaser or has provided written confirmation that it shall make payment in respect of the relevant Purchased Receivable directly into such an account.

(ii)	At or prior to the time of purchase, the Funding Agent may choose to exclude any Receivable from any Obligor for bona fide credit reasons; and

(aa)	Delivering Invoices: if the Receivable is an Unbilled Receivable, an Invoice must be delivered to the relevant Obligor in the name of the Master Purchaser by the end of the Determination Period immediately succeeding the Determination Period in which such Unbilled Receivable had been purchased.

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SCHEDULE 6

SPECIAL CONCENTRATION LIMITS

Levels	Obligor’s Corporate Rating	Concentration Limit Percentage
Level I	AA /Aa2 or above	8 per cent.

Level II	BBB/Baa2 or above but not meeting the conditions of Level I	4 per cent.

Level III	Below BBB/Baa2 (or not rated)	Normal Concentration Limit

For the purpose of establishing the Concentration Limit, in the event:

(a)	the S&P Corporate Rating and the Moody’s Corporate Rating fall within different Levels, then the lower numbered Level will apply;

(b)	the Corporate Rating of either S&P or Moody’s (but not both) is not available, the Corporate Rating which is available will apply;

(c)	a Corporate Rating is not available from S&P and is also not available from Moody’s, then the Concentration Limit will be the Normal Concentration Limit;

(d)	a Corporate Rating of an Obligor changes such that it falls within a different Level, the Concentration Limit applicable to such Obligor shall be adjusted simultaneously with any such change in Corporate Rating; and

(e)	for all Obligors in the Specified Group the Concentration Limit shall be, in the aggregate, 6 per cent., unless otherwise notified by the Funding Agent (where Specified Group shall have the meaning given in the Ancillary Agreement).

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IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

The Sellers, the Servicers and the Subordinated VLN Facility Provider

EXECUTED as a DEED by	)
BASELL SALES & MARKETING COMPANY	)
B.V. a company incorporated in The Netherlands,	)
acting by SCOTT NETTLES	)
being a person who, in accordance with the laws of	)
that territory, is acting under the authority of	)
the company	)

Witness:

Name:	NOVIEANA TENRISAU

Address:	STATIONSPLEIN 45 3013 AK ROTTERDAM THE NETHERLANDS

EXECUTED as a DEED by	)
LYONDELL CHEMIE NEDERLAND B.V.	)
a company incorporated in The Netherlands,	)
acting by STEPHANE VAYRON	)
being a person who, in accordance with the laws of	)
that territory, is acting under the authority of	)
the company	)

Witness:

Name:	NOVIEANA TENRISAU

Address:	STATIONSPLEIN 45 3013 AK ROTTERDAM THE NETHERLANDS

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The Parent

EXECUTED as a DEED by	)
LYONDELLBASELL INDUSTRIES N.V.	)
a company incorporated in	)
The Netherlands, acting by FRANCESCO SVELTO	)
being a person who, in accordance with the laws of	)
that territory, is acting under the authority of	)
the company	)

Witness:

Name:	ANGELA WHITAKER

Address:	STATIONSPLEIN 45 3013 AK ROTTERDAM THE NETHERLANDS

The Master Purchaser and the Issuer

SIGNED and DELIVERED as a	)
DEED by	)
)
as attorney for	)
BASELL POLYOLEFINS	)
COLLECTIONS LIMITED	)
in the presence of:	)

Signature of Witness

Name of Witness:

Address of Witness

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The Funding Agent, Note Purchaser and Committed Purchaser

EXECUTED as a DEED by	)
CITIBANK, N.A. a company incorporated in	)
New York, acting through its London Branch, by	)
)
being a person who, in accordance with the laws of	)
that territory, is acting under the authority of	)
the company	)

Witness:

Name:

Address:

The Receivables Purchaser Transaction Account Bank

EXECUTED as a DEED by	)
CITIBANK, N.A. a company incorporated in	)
New York, acting through its London Branch, by	)
)
being a person who, in accordance with the laws of	)
that territory, is acting under the authority of	)
the company	)

Witness:

Name:

Address:

The Security Trustee

EXECUTED as a DEED by	)
CITICORP TRUSTEE COMPANY LIMITED	)
acting by a director	)
in the presence of:	)

Witness:

Name:

Address:

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The Corporate Administrator

PRESENT when the COMMON SEAL OF	)
TMF ADMINISTRATION	)
SERVICES LIMITED	)
Was affixed hereto:	)

Note Purchaser, Committed Purchaser and Uncommitted Purchaser

EXECUTED as a DEED by	)
BANK OF AMERICA, N.A.,	)
London Branch acting by its authorised signatory	)

Witnessed by:

Name:

Address: 2 King Edward Street, London, EC1A 1HQ

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Note Purchaser and Uncommitted Purchaser

SIGNED by CITIBANK N.A.	)
LONDON BRANCH as Attorney-in-fact	)
)
)
for CHARTA, LLC	)

By:

Duly authorised for the purpose of this                 Agreement

Note Purchaser, Committed Purchaser and Uncommitted Purchaser

PRESENT when the COMMON SEAL OF	)
REGENCY ASSETS LIMITED	)
Was affixed hereto:	)

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28 April 2010

as amended and restated on

23 APRIL 2013

BASELL SALES & MARKETING COMPANY B.V.

(the Seller, the Servicer, the Master Servicer and the Subordinated VLN Facility Provider)

LYONDELL CHEMIE NEDERLAND B.V.

(the Seller and Servicer)

LYONDELLBASELL INDUSTRIES N.V.

(the Parent)

BASELL POLYOLEFINS COLLECTIONS LIMITED

(the Master Purchaser and the Issuer)

CITIBANK, N.A., LONDON BRANCH

(the Funding Agent and the Receivables Purchaser Transaction Account Bank)

CITICORP TRUSTEE COMPANY LIMITED

(the Security Trustee)

TMF ADMINISTRATION SERVICES LIMITED

(the Corporate Administrator)

THE PERSONS identified in Part A of Schedule 1

as Note Purchasers and Committed Purchasers

THE PERSONS identified in Part B of Schedule 1

as Note Purchasers and Uncommitted Purchasers

MASTER DEFINITIONS AND FRAMEWORK DEED

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